Filed Pursuant to Rule 424(B)(3)
Registration No. 333-165643

CARTER VALIDUS MISSION CRITICAL REIT, INC.

SUPPLEMENT NO. 12 DATED FEBRUARY 7, 2013

TO THE PROSPECTUS DATED APRIL 26, 2012

This document supplements, and should be read in conjunction with, the prospectus of Carter Validus Mission Critical REIT, Inc., dated April 26, 2012, and consolidates, supersedes and replaces all previous supplements to the prospectus. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.

The purpose of this prospectus supplement is to describe the following:

(1)	the status of our initial public offering of shares of common stock;

(2)	the extension of the offering of shares of our common stock;

(3)	updates to the description of our real property acquisitions;

(4)	placement of debt on certain real property investments;

(5)	an increase in our line of credit;

(6)	our entrance into preferred equity loan agreements to provide funds for the construction of certain hospital facilities;

(7)	the compensation, fees and reimbursements payable to our advisor and its affiliates as of September 30, 2012;

(8)	an update to the “Risk Factors” section of our prospectus;

(9)	the declaration of distributions to our stockholders and distributions made as of September 30, 2012;

(10)	an update to the share repurchase program disclosure;

(11)	an update to the discounts available to institutional investors;

(12)	the waiver of certain fees by our advisor;

(13)	an update to our Selected Financial Data;

(14)	the elimination of any compensation or remuneration to our advisor or any of its affiliates in connection with the sourcing fee;

(15)	the waiver by our advisor of receipt of any internalization fee upon listing;

(16)	an update to our IRA custodians;

(17)	incorporation of certain information by reference; and

(18)	revised forms of subscription agreements.

Status of Our Public Offering

We commenced our initial public offering of 175,000,000 shares of common stock on December 10, 2010 (the “Offering”). Of these shares, we are offering 150,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan (“DRIP”). As of January 29, 2013, we had accepted investors’ subscriptions for and issued 21,974,441 shares of our common stock in the Offering (including shares of common stock issued pursuant to the DRIP), resulting in our receipt of gross proceeds of $218,091,941. As of January 29, 2013, we had 153,025,559 shares of our common stock remaining in our Offering.

We will offer shares of our common stock pursuant to the Offering until December 10, 2013, unless all shares being offered have been sold, in which case the Offering will be terminated. If all of the shares we are offering in the Offering have not been sold by December 10, 2013, we may extend the Offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our Offering of shares reserved for issuance pursuant to the DRIP until we have sold all shares allocated to the DRIP through the reinvestment of distributions, in which case participants in the DRIP will be notified. The Offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate the Offering at any time prior to the stated termination date.

Extension of Public Offering

The fifth paragraph of the cover page of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

SC Distributors, LLC, which is a member firm of the Financial Industry Regulatory Authority, or FINRA, serves as our dealer manager and will offer our shares of common stock on a best efforts basis. This offering will end no later than December 10, 2013, which is three years from the effective date of this offering, unless we elect to extend it to a date no later than June 8, 2014, which is 180 days following the third anniversary of the effective date of this offering.

The first paragraph of the “Prospectus Summary—Terms of the Offering” section beginning on page 7 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

We are offering an aggregate of up to 150,000,000 shares of common stock in our primary offering on a “best efforts” basis at $10.00 per share. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We also are offering up to an additional 25,000,000 shares of common stock under our distribution reinvestment plan at $9.50 per share, subject to certain limitations, as described in the “Distribution Reinvestment Plan” section of this prospectus. We will offer shares of common stock in our primary offering until the earlier of December 10, 2013 or the date we sell 150,000,000 shares, unless we elect to extend it to a date no later than June 8, 2014, which is 180 days following the third anniversary of the effective date of the offering. We may amend, suspend or terminate the distribution reinvestment plan at our discretion at any time upon ten days’ prior written notice to our stockholders. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier to occur of (a) December 10, 2013, which is three years from the effective date of this offering, and (b) the date we sell all the shares registered for sale under the distribution reinvestment plan, unless we elect to extend it to a date no later than June 8, 2014. We may sell shares under the distribution reinvestment plan beyond such time, but only if there is an effective registration statement with respect to the shares. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We may terminate this offering at any time prior to the stated termination date.

The second paragraph of the “Prospectus Summary—Distribution Reinvestment Plan” section on page 18 of the prospectus is superseded in its entirety as follows:

If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than any special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may amend, suspend or terminate the distribution reinvestment plan at our discretion at any time upon ten days’ prior written notice to you. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of December 10, 2013, which is three years from the effective date of this offering, and the date we sell all the shares registered for sale under the distribution reinvestment plan, unless we elect to extend it to a date no later than June 8, 2014. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan.

The third paragraph of the “Plan of Distribution—The Offering” section on page 173 of the prospectus is superseded in its entirety as follows:

The shares are being offered on a “best efforts” basis, which means generally that the dealer manager is required to use only its reasonable best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to an additional 25,000,000 shares for sale pursuant to our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be $9.50 per share during this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter the purchase price per share under our distribution reinvestment plan will be 95% of the net asset value per share of common stock, as determined by our board of directors. No selling commissions or dealer manager fees will be paid with respect to these shares. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. The offering of shares of our common stock will terminate on or before December 10, 2013, which is three years after the effective date of this offering, unless we elect to extend the primary offering to a date no later than June 8, 2014, which is 180 days following the third anniversary of the effective date of this offering. If we decide to extend the offering beyond December 10, 2013, we will provide notice in a prospectus supplement. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan, or to file a new registration statement in connection with our distribution reinvestment plan, until we have sold all shares allocated to such plan, in which case participants in the plan will be notified. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Real Properties

The following information supersedes and replaces the discussion contained in the “Prospectus Summary — Description of Real Estate Investments — Wholly-owned properties” section on page 9 of the prospectus and the discussion contained in the “Investment Objectives, Strategy and Policies — Description of Real Estate Investments — Wholly-owned properties” section beginning on page 112 of the prospectus.

Description of Real Estate Investments

We engage in the acquisition and ownership of quality income-producing commercial real estate with a focus on data centers and medical facilities, preferably with long-term net leases to investment grade and other creditworthy tenants.

Wholly-owned properties

As of January 29, 2013, we, through separate wholly-owned limited liability companies, owned a 100% fee simple interest in thirteen properties located in various states, consisting of approximately 786,000 gross rentable square feet of commercial space. The properties were purchased from sellers unaffiliated to us, our advisor or our respective affiliates, and generally were acquired through the use of proceeds from our initial public offering of our common stock and debt.

The following table summarizes the properties in order of acquisition date:

Property Description	Date Acquired	Year Built	Purchase Price	Property Taxes(*)	Fees Paid to Sponsor(1)	Initial Yield(2)	Average Yield(3)	Physical Occupancy	Location (4)
Richardson Data Center(5)	07/14/2011	2005	$28,940,000	$37,000	$578,000	8.57%	9.25%	100.00%	Dallas/Ft. Worth, TX
St. Louis Surgical Center	02/09/2012	2005	8,470,000	94,800	169,400	7.50%	8.60%	100.00%	Creve Coeur, MO
Northwoods Data Center	03/14/2012	1986	5,300,000	43,000	106,000	8.11%	9.82%	100.00%	Norcross, GA
Stonegate Medical Center	03/30/2012	2008	9,100,000	99,100	182,000	7.93%	11.38%	100.00%	Austin, TX
Southfield Data Center	05/25/2012	1970(6)	7,250,000	90,800	145,000	10.20%	NA	100.00%	Southfield, MI
HPI Integrated Medical Facility	06/28/2012	2007	9,274,000	71,222	185,480	8.00%	9.02%	100.00%	Oklahoma City, OK
Texas Data Center Portfolio(7)	8/16/2012	1984/1986(8)	45,900,000	437,543	918,000	7.50%	8.44%	100.00%	Dallas/Ft. Worth, TX
Baylor Medical Center	8/29/2012	2010	31,000,000	545,600	620,000	7.66%	9.15%	100.00%	Dallas, TX
Vibra Denver Hospital	9/28/2012	1962(9)	18,733,000	57,500	374,660	9.50%	11.07%	100.00%	Thornton, CO
Vibra New Bedford Hospital	10/22/2012	1942	26,067,000	120,600	521,340	9.50%	11.07%	100.00%	New Bedford, MA
Houston Surgery Center	11/28/2012	1998	4,700,000	16,891	94,000	7.92%	8.77%	100.00%	Houston, TX
Akron General Medical Center	12/28/2012	2012	40,000,000	2,555	800,000	7.36%	8.27%	100.00%	Green, OH

			$234,734,000		$4,693,880

(1)	Fees paid to sponsor include payments made to our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 84 of the prospectus.
(2)	Initial yield is calculated as the current annualized rental income for the in-place leases at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. In general, the properties are subject to long-term net leases. Accordingly, our management believes that current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income. Initial yield for the Southfield Data Center, which is subject to both a net lease and a gross lease, is calculated as the current annualized rental income for the in-place leases less property level expenses divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates.
(3)	Average yield is calculated as the average annual rental income, adjusted for any rent incentives, for the in-place leases over the non-cancellable lease term at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. In general, the properties are subject to long-term net leases. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income. Future costs of some properties are not predictable and therefore, the average yield for these properties cannot be determined at this time.
(4)	Our properties are located in the metropolitan areas of their respective cities and as such may compete with other facilities for tenants if the current lease is not renewed.
(5)	On July 16, 2012, we acquired the remaining noncontrolling interests in the Richardson Data Center and it became a wholly owned property of our company.
(6)	The Southfield Data Center was originally constructed in 1970 and renovated in 1997.
(7)	The Texas Data Center Portfolio consists of two data center properties.
(8)	The Plano Data Center was constructed in 1986 and redeveloped into a data center in 2011, and the Arlington Data Center was built in 1984.
(9)	The Vibra Denver Hospital was renovated in 1985.
*	Represents the real estate taxes on the property for 2011.

Joint Venture Properties

The following information supersedes and replaces the discussion contained in the “Prospectus Summary — Description of Real Estate Investments — Joint Venture Properties” section beginning on page 9 of the prospectus and the discussion contained in the “Investment Objectives, Strategy and Policies — Description of Real Estate Investments — Joint Venture Properties” section on page 113 of the prospectus.

Joint venture properties

As of January 29, 2013, we, through partially-owned subsidiaries, owned two joint venture properties consisting of approximately 459,000 gross rentable square feet of commercial space and parking facilities. The properties were acquired through the use of proceeds from our initial public offering of our common stock, debt, and capital contributions from the joint venture partners. The following table summarizes the joint venture properties in order of acquisition date:

Property Description	Date Acquired	Year Built		Purchase Price	Property Taxes(1)		Fees Paid to Sponsor(2)	Initial Yield(3)	Average Yield(4)	Physical Occupancy	Location
180 Peachtree Data Center(5)	01/03/2012	1927	(6)	$94,750,000	$636,000		$419,000	8.20%	NA	100.00%	Atlanta, GA
Philadelphia Data Center(7)	11/13/2012	1993		65,000,000	—	(8)	1,300,000	7.27%	8.23%	100.00%	Philadelphia, PA

				$159,750,000			$1,719,000

(1)	Represents the real estate taxes on the properties for 2011.
(2)	Fees paid to sponsor include payments made to our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 84 of the prospectus.
(3)	Initial yield is calculated as the current annualized rental income for the in-place leases at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. In general, the properties are subject to long-term net leases. Accordingly, our management believes that current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income. The 180 Peachtree Data Center includes parking facilities which incur monthly operating expenses; therefore, we use net operating income to calculate initial yield on this property.
(4)	Average yield is calculated as the average annual rental income, adjusted for any rent incentives, for the in-place lease over the non-cancellable lease term at the property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. The properties are generally subject to a long-term net lease. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.
(5)	Our operating partnership owns approximately 22% of this property. See below under the section captioned “— 180 Peachtree Data Center” for additional details on this property and the joint venture.
(6)	The 180 Peachtree Data Center was originally constructed in 1927 and renovated in 2000.
(7)	Our operating partnership owns approximately 56.35% of this property. We placed approximately $1.0 million in escrow for ongoing tenant improvements, which was funded by the seller of the property as a credit at closing. See below under the section captioned “—Philadelphia Data Center” for additional details on the property and the joint venture.
(8)	For 2011, the real estate taxes on the Philadelphia Data Center were $0 because the property qualifies for property tax relief through 2018.

Carter Validus Real Estate Management Services, LLC, or Carter Real Estate, an affiliate of our advisor, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of our properties. In accordance with the property management agreement, we may pay Carter Real Estate (a) with respect to single tenant properties, 3.0% of gross revenue from the properties managed and (b) with respect to multi-tenant properties, 4.0% of gross revenues from the properties managed. Other than as disclosed below, we currently have no plan for any renovations, improvements or development of any of our properties and we believe each property is adequately insured and each property is suitable for its present and intended use.

Tenant Lease Expirations

The following information supersedes and replaces the discussion contained in the “Prospectus Summary —Description of Real Estate Investments — Wholly-owned properties” section on page 9 of the prospectus and the discussion contained in the “Investment Objectives, Strategy and Policies — Description of Real Estate Investments — Tenant Lease Expirations — Wholly-owned properties” section on page 113 of the prospectus.

Wholly-owned properties

The following table sets forth the principal provisions of the lease terms for the major tenants at our wholly-owned properties:

Property Description	Major Tenants(1)	Total Square Feet Leased	% of Total Square Feet Leased	Renewal Options(2)	Annual Base Rent at Acquisition		Base Rent Per Square Foot	Lease Terms(3)
Richardson Data Center(4)	Catholic Health Initiatives	20,000	100.00%	2/5 yr.	$2,460,000	(5)	$123.00	03/01/2011	02/28/2021
St. Louis Surgical Center	St. Louis Surgical	21,823	100.00%	None	$632,867	(5)	$29.00	01/28/2004	02/28/2027
Northwoods Data Center	Peak 10, Inc.	32,740	100.00%	2/10 yr.	$423,254	(6)	$12.93	08/07/2007	08/31/2025
Stonegate Medical Center	Austin Pain Associates, P.A.	9,100	33.00%	None	$245,286	(7)	$26.95	05/01/2006	04/01/2016
	Austin Radiological Association	9,173	34.00%	None	$196,761	(6)	$21.45	09/01/2006	09/01/2026
	Stonegate Surgery Center	9,100	33.00%	None	$255,528	(7)	$28.08	05/01/2006	04/04/2026
Southfield Data Center(8)	Level 3 Communications, LLC	39,357	74.34%	2/5 yr.	$499,834	(5)	$12.70	06/08/1998	05/28/2027
	Siena Heights University Association	13,583	25.66%	2/5 yr.	$285,243	(9)	$21.00	08/01/2006	07/31/2017
HPI Integrated Medical Facility	HPI	34,970	100.00%	None	$741,000	(10)	$21.19	06/28/2012	06/27/2029
Texas Data Center Portfolio	InterNAP Network Services Corp.(11)	128,753	100.00%	None	$1,448,471	(12)	$11.25	07/01/2012	06/30/2022
	Atos IT Solutions and Services, Inc.(13)	90,689	100.00%	3/5 yr.	$1,995,158	(5)	$22.00	04/01/2006	03/31/2023
Baylor Medical Center	MSH Partners, L.L.C.(14)	62,390	100.00%	4/5 yr.	$2,347,000	(5)	$37.62	01/17/2011	01/31/2031
Vibra Denver Hospital	Pearl Street Operating Company, LLC(15)	131,210	100.00%	2/5 yr.	$1,779,624	(5)	$13.56	09/28/2012	09/27/2028
Vibra New Bedford Hospital	4499 Acushnet Avenue Operating Company, LLC(16)	70,657	100.00%	2/5 yr.	$2,476,365	(5)	$35.05	10/22/2012	10/21/2028
Houston Surgery Center	Northwest Surgery Center(17)	14,000	100.00%	2/5 yr.	$372,400	(18)	$26.60	04/25/1997	11/30/2026
Akron General Medical Center	Akron General Health System(17)	98,705	100.00%	2/10 yr.	$2,915,744	(5)	$29.54	11/08/2010	06/30/2025

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of their respective property. We believe each of these tenants is credit worthy.

(2)	Represents option renewal period/term of each option.
(3)	Represents lease term beginning with the rent commencement date through the end of the non-cancellable lease term.
(4)	On July 16, 2012, we acquired the remaining noncontrolling interests in the Richardson Data Center and it became a wholly-owned property of our company.
(5)	The annual base rent under the net lease increases by 2.0% of the then-current base rent.
(6)	The annual base rent under the net lease increases by 3.0% of the then-current base rent.
(7)	The annual base rent under the net lease increases by 5.0% of the then-current base rent.
(8)	We plan to invest approximately $350,000 in improvements to the property to repair and correct deferred maintenance items associated with the exterior of the building.
(9)	Annual base rent under the gross lease increases by 2.38% on August 1, 2012, and the annual base rent increases by an additional 2.33% on August 1, 2015.
(10)	The annual base rent under the lease increases by 1.5% of the then current-base rent.
(11)	InterNap Network Services Corp. runs a colocation data center.
(12)	Annual rent increases $1.00 per square foot every two years. Compounded annual growth rate over the lease term is 3.44%.
(13)	Atos IT Solutions and Services, Inc. run a colocation data center.
(14)	All of the operations and the principle nature of business of MSH Partners, L.L.C. are healthcare related.
(15)	The tenant’s obligations under the lease are guaranteed by the seller of the property, Vibra Healthcare, LLC, which wholly-owns the tenant. All of the operations and the principal nature of business of the tenant are healthcare related. The tenant has escrowed approximately $1.2 million for future renovation and improvements to the property, which the tenant anticipates to complete within a year.
(16)	The tenant’s obligations under the lease are guaranteed by the seller of the property, Vibra Healthcare LLC, which wholly-owns the tenant. All of the operations and the principal nature of business of the tenant are healthcare related. The tenant has escrowed approximately $1.0 million for future renovation and improvements to the property, which the tenant anticipates completing within a year.
(17)	All of the operations and the principal nature of business of the Northwest Surgery Center and the Akron General Health System are healthcare related.
(18)	The annual base rent under the lease increases every five years by 9.60% of the then-current base rent.

The following information supersedes and replaces the discussion contained in the “Prospectus Summary — Description of Real Estate Investments — Joint Venture Properties” section beginning on page 9 of the prospectus and the discussion contained in the “Investment Objectives, Strategy and Policies — Description of Real Estate Investments — Tenant Lease Expirations — Joint venture properties” section on page 114 of the prospectus.

Joint venture properties

The following table sets forth the principal provisions of the lease terms for the major tenants at our partially-owned properties:

Property Description	Major Tenants(1)	Total Square Feet Leased	% of Total Square Feet Leased	Renewal Options (2)	Annual Base Rent at Acquisition		Base Rent Per Square Foot	Lease Terms(3)
180 Peachtree Data Center(4)	Level 3 Communications, LLC	145,882	43%	2/10 yr.	$3,873,471	(5)	$26.55	12/02/2000	05/31/2021
	Switch and Data GA Four, LLC	83,473	25%	1/10 or 1/15 yr.	$1,016,134	(5)	$12.17	12/01/2008	11/30/2023
	City of Atlanta, Georgia	54,485	16%	None	$761,292	(5)	$13.97	07/01/2007	06/30/2037
Philadelphia Data Center(6)	Vanguard Group, Inc.(7)	121,000	100%	None	$4,371,020	(8)	$36.12	12/01/2002	12/31/2024

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of their respective property. We believe each of these tenants is credit worthy.
(2)	Represents option renewal period/term of each option.
(3)	Represents lease term beginning with the rent commencement date through the end of the non-cancellable lease term.
(4)	Our operating partnership owns approximately 22% of this property.

(5)	The annual base rent under the lease increases each year by 2.5% of the then-current base rent.
(6)	Our operating partnership owns approximately 56.35% of this property.
(7)	All of the operations and the principal nature of business of Vanguard Group, Inc. are data center related.
(8)	The annual base rent under the lease increases each year by 2.0% of the then-current base rent.

The following information should be read in conjunction with the discussion contained in the “Investment Objectives, Strategy and Policies — Depreciable Tax Basis — Wholly-owned and joint venture properties” section appearing on page 116 of the prospectus.

Wholly-owned and joint venture properties

When we calculate depreciation expense for federal income tax purposes, we depreciate personal property and buildings based upon an estimated useful life of 7 and 39 years, respectively. The preliminary depreciable basis in the properties acquired since April 4, 2012, that is estimated as of their respective acquisition date, is as follows:

Wholly-owned Property	Depreciable Tax Basis
Southfield Data Center	$6,514,000
HPI Integrated Medical Facility	$8,575,000
Texas Data Center Portfolio	$41,310,000
Baylor Medical Center	$27,900,000
Vibra Denver Hospital	$16,859,700
Vibra New Bedford Hospital	$23,460,300
Philadelphia Data Center	$58,500,000
Houston Surgery Center	$4,230,000
Akron General Medical Center	$36,000,000

180 Peachtree Data Center

Partnership Agreement of MM Peachtree

MM Peachtree is a limited partnership between our operating partnership, or CVOP, and Series Peachtree of GFI Migdal 1, LP, which is an affiliate of Migdal Insurance and Financial Holdings, Ltd., collectively, Migdal, MM Participating Policies Residential, LP, MM Pensions Residential, LP and MM Nostro Residential, LP, which are affiliates of Menora Mivtachim Holdings, Ltd., collectively, Menora, and Ramot Ofek, Ltd., or Ramot, and collectively with Migdal and Menora, the Limited Partners. None of the Limited Partners are affiliated with us, our advisor or affiliates.

All current investments into MM Peachtree consist of 25% equity and 75% partner loans. CVOP has a 2% general partner interest, and the Limited Partners in the aggregate have a 98% limited partner interest, in MM Peachtree. CVOP funded its obligation of an equity cash contribution of approximately $171,000 and its loan of approximately $514,000 to MM Peachtree with the net proceeds from our Offering. All funding by the partners to MM Peachtree, including MM Peachtree’s obligations to 180 Holdings, is on a pro rata basis among the partners. CVOP and the Limited Partners or their respective affiliates, collectively, the Lenders, entered into loan agreements and promissory notes dated December 6, 2011, collectively, the Partner Loans, with MM Peachtree. The Partner Loans are unsecured and the material terms provide for the following: (i) a fixed interest rate of 12%; (ii) a default interest rate of the lesser of 17% or the highest rate allowable by law; (iii) interest and principal payments only required from surplus cash; and (iv) a maturity date of December 31, 2021. CVOP funded approximately $514,000 in principal loans to MM Peachtree. The Lenders also entered into an intercreditor agreement dated December 7, 2011, pursuant to which they will receive proceeds under the Partner Loans pari passu with one another, and each Lender will be considered as having the same priority. The equity and loan proceeds, in the aggregate amount of approximately $34,406,000, were used to acquire MM Peachtree’s 79.47% interest in 180 Holdings, which, through a wholly owned subsidiary, agreed to purchase the fee interest in the 180 Peachtree Property.

The material terms of the partnership agreement provide that: (a) CVOP will serve as the general partner of and will be responsible for the administrative duties of MM Peachtree; all operating decisions will require consent from the Limited Partners holding 75% of the ownership interest; (b) with the consent of the Limited Partners holding 75% of the ownership interest, CVOP can be removed as general partner for any reason or no reason; (c) income and distributions will be allocated in proportion to each partner’s ownership percentage; and (d) each partner will vote its interest on matters pertaining to MM Peachtree’s rights under the operating agreement for 180 Holdings.

Operating Agreement of 180 Holdings

CVOP entered into the operating agreement with MM Peachtree, or the 180 Peachtree Joint Venture, pursuant to which MM Peachtree contributed to 180 Holdings approximately $34,406,000 in cash in exchange for a 79.47% ownership interest therein. CVOP funded its obligation under the operating agreement, for approximately $8,858,000 in cash from the net proceeds from our Offering, in exchange for a 20.53% ownership interest in 180 Holdings. The aggregate contributions of approximately $43,264,000 were used to fund 180 Holdings’ purchase of the 180 Peachtree Property and funding its initial operating cash balances.

The material terms of the operating agreement provide for the following: (i) CVOP will serve as the manager of 180 Holdings and have the exclusive and complete responsibility for the operations and management of 180 Holdings; provided, however, that MM Peachtree has approval rights over “major decisions,” as provided for in the operating agreement; (ii) with the consent of the members holding 75% of the ownership interest, CVOP can be removed as manager for “cause” or for “good reason,” as provided for in the operating agreement; provided however, that if CVOP is removed for good reason, the buy/sell arrangement is triggered; (iii) a customary buy/sell arrangement; provided however, that CVOP cannot exercise its option within the first 48 months of the operating agreement unless it is removed as manager for good reason; (iv) CVOP will serve as the tax matters partner of 180 Holdings; (v) income and distributable cash flow will be allocated in proportion to each member’s ownership interest; (vi) an acquisition fee of 1% of the purchase price of the 180 Peachtree Property will be paid to our advisor; (vii) members holding 75% of the ownership interest may require the sale of the 180 Peachtree Property (subject to a right to purchase the property by the other members); (viii) each member has tag along and drag along rights, as provided for in the operating agreement; (ix) if CVOP invests in a competing wholesale data center in Atlanta, CVOP must provide MM Peachtree with the right to invest in such wholesale data center on terms and conditions to be mutually agreed by the parties; provided however, that if CVOP and MM Peachtree fail to enter into a binding agreement within 30 days of good faith negotiations, CVOP may invest in such wholesale data center without MM Peachtree; and (x) other customary terms of a real estate joint venture.

Neither member may freely transfer its interest in 180 Holdings without the consent of the other members, which consent will not be unreasonably withheld, except that each member can transfer its interest to an affiliate, and MM Peachtree may transfer its interest to certain qualified institutional investors.

As of January 29, 2013, the 180 Peachtree Joint Venture has invested $625,000 and plans to invest approximately $325,000 in additional improvements to the 180 Peachtree Data Center to repair and correct deferred maintenance items associated with the parking facilities. The 180 Peachtree Joint Venture will use contributions from its institutional investors and net proceeds from our ongoing public offering to finance such improvements. An affiliate of our advisor provides certain administrative activities to the institutional investors in connection with the 180 Peachtree Joint Venture, for which the institutional investors will pay a fee equal to 0.75% of the monthly revenues from the 180 Peachtree Data Center. Other affiliates of our advisor may receive additional fees or compensation as a result of the acquisition of the 180 Peachtree Data Center in accordance with the compensation provisions described in the prospectus.

Partnership Agreement for Philadelphia Data Center

On November 13, 2012, CVOP entered into a limited partnership agreement of DC-2000 Kubach Road, LP (the “Philadelphia Data Center Partnership”) with DC-2000 Kubach Road, LLC, a wholly-owned subsidiary of

CVOP (“DC-2000 GP”), and PAL DC Philadelphia, LLLP, which is an affiliate of Palatine Capital Partners (the “Investing Partner”) and is not affiliated with us, our advisor or affiliates. The Philadelphia Data Center Partnership was formed to acquire, own and manage the Philadelphia Data Center.

The material terms of the partnership agreement provide for the following: (a) DC-2000 GP will serve as the initial general partner of the Philadelphia Data Center Partnership and will have exclusive and complete responsibility for the operations and management of the Philadelphia Data Center Partnership; provided, however, that the Investing Partner has approval rights over certain major decisions; (b) commencing upon the first anniversary of the partnership agreement, CVOP has the call option to require the Investing Partner to sell its entire equity interest in the Philadelphia Data Center Partnership to CVOP for $17,550,000, which amount would increase monthly thereafter; (c) distributable cash flow from the Philadelphia Data Center will be disbursed 100% to CVOP for the first 12 months and 100% to the Investing Partner thereafter; (d) the net proceeds from a sale of the Philadelphia Data Center will be disbursed first to the Investing Partner, up to an amount equal to the call option, and thereafter to CVOP and DC-2000 GP in accordance with their respective percentage interests; and (e) after 24 months from the date of the partnership agreement, the Investing Partner has the right to appoint the general partner of the Philadelphia Data Center Partnership and has the sole discretion to cause the sale of the Philadelphia Data Center.

CVOP intends to exercise its call option in November 2013 and purchase the Investing Partner’s ownership interest in the Philadelphia Data Center Partnership, which would result in CVOP owning 100% of the Philadelphia Data Center. As a result of CVOP receiving 100% of the distributable cash flow from the Philadelphia Data Center for the first 12 months, and assuming (i) that CVOP exercises its call option prior to December 13, 2013 and (ii) the Philadelphia Data Center meets our current return projections, the projected cost of such equity would be approximately 7.76%. There is no guarantee that CVOP will exercise its call option.

None of the partners may freely transfer their respective interest in the Philadelphia Data Center Partnership without the reasonable consent of the other party, except that CVOP may transfer its interest to any of our affiliates.

Placement of Debt on Certain Real Property Investments

The following information supersedes and replaces the discussion contained in the “Investment Objectives, Strategy and Policies — Placement of Debt on Certain Real Property Investments — Wholly-owned properties” section on page 114 of the prospectus.

Placement of Debt on Certain Real Property Investments

Wholly-owned properties

As of January 29, 2013, we obtained the following notes payable in connection with certain property acquisitions:

Property Description	Lender	Loan Amount		Interest Rate(1)	Loan Date
St. Louis Surgical Center	American Momentum Bank	$6,375,000	(2)	4.75%	02/09/2012	02/10/2017
Northwoods Data Center	American Family Life Insurance Company	3,300,000	(3)	5.25%	03/14/2012	04/10/2022
Richardson Data Center	Goldman Sachs Commercial Mortgage Capital, L.P.	16,000,000	(3)	5.10%	07/14/2011	08/06/2016
HPI Integrated Medical Facility	American Momentum Bank	6,028,100	(3)	4.75%	06/28/2012	06/28/2017
Baylor Medical Center	Texas Capital Bank(4)	20,750,000	(3)	4.67%	10/12/2012	10/11/2017
Vibra New Bedford Hospital	Capital One National Association	16,850,000	(3)	5.50%	10/22/2012	10/21/2017

		$69,303,100

(1)	Represents interest rates as of January 29, 2013. As of January 29, 2013, we had four fixed rate and two variable rate mortgages with effective interest rates ranging from 4.67% to 5.50% per annum, and a weighted average effective interest rate of 5.07%. In addition, we had two fixed rate interest rate swaps ranging from 4.67% to 5.50% per annum, thereby fixing the interest rates on two of our variable rate mortgage loans.
(2)	Subject to certain exceptions, the loan is recourse as to St. Louis Surgical Center. In addition, pursuant to a guaranty CVOP’s liability is limited to 20% of the outstanding principal balance of the loan. The loan agreement also contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on the incurrence of additional debt by the St. Louis Surgical Center.
(3)	The loan is non-recourse, except for customary non-recourse carve-outs. The loan agreement also contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type.
(4)	On October 15, 2012, CVOP entered into a credit agreement with Texas Capital Bank in the aggregate principal amount of $20,750,000, which is secured by the Baylor Medical Center. CVOP used the proceeds from the Texas Capital Bank loan to repay the amounts outstanding under the KeyBank Line of Credit (as defined below) used in connection with the purchase of the Baylor Medical Center. As a result, the Baylor Medical Center is no longer included in the collateral pool of assets securing the KeyBank Line of Credit.

The following information supersedes and replaces the disclosure contained in the “Investment Objectives, Strategy and Policies — Placement of Debt on Certain Real Property Investments — Joint venture properties” section on page 114 of the prospectus.

Joint venture properties

As of January 29, 2013, we obtained the following notes payable in connection with our partially-owned property acquisitions:

Property Description	Lender	Loan Amount	Interest Rate	Loan Date
180 Peachtree Data Center(1)(2)	German American Capital Corporation	$55,000,000	5.93%	01/03/2012	01/06/2022
Philadelphia Data Center(1)(2)	German American Capital Corporation	34,000,000	4.13%	11/13/2012	12/06/2017

		$89,000,000

(1)	The loan is secured by a first priority interest in the property. The loan has a prepayment prohibition until the earlier of (x) two years after the “startup day” within the meaning of Section 860(a) of the Internal Revenue Code or (y) three years after the effective date of the loan; with prepayment in whole without any penalty being permitted on any payment date during the last four months of the loan term. Once the prepayment restriction lapses, and until four months prior to the maturity date, the loan is permitted to be prepaid through defeasance. The loan agreement also contains a requirement to escrow certain funds for capital reserves, taxes, insurance and lease rollover costs.
(2)	The loan is non-recourse, except for customary non-recourse carve-outs. The loan agreement also contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type.

The following information supersedes and replaces the disclosure contained in the “Investment Objectives, Strategy and Policies — Placement of Debt on Certain Real Property Investments — Entry Into a Line of Credit Facility” section beginning on page 114 of the prospectus.

Line of Credit Facility

On March 30, 2012, CVOP entered into a credit agreement with KeyBank National Association (the “KeyBank Loan Agreement”) to obtain a secured revolving credit facility in an aggregate maximum principal amount of $55,000,000 (as amended from time to time, the “KeyBank Line of Credit”). On November 19, 2012, CVOP and certain of our subsidiaries further amended the KeyBank Line of Credit to increase the maximum commitments available thereunder to an aggregate of up to $75,000,000, consisting of a $37,500,000 revolving line of credit, with a maturity date of November 19, 2015, subject to CVOP’s right to a 12-month extension, and a $37,500,000 term loan, with a maturity date of November 19, 2016, subject to CVOP’s right to a 12-month extension. The proceeds of loans made under the KeyBank Line of Credit may be used to finance the purchase of properties, capital expenditures with respect to real estate and for general corporate working capital purposes. Additional financial institutions are expected to become lenders under the KeyBank Loan Agreement and, subject to certain conditions, the KeyBank Line of Credit can be increased up to $250,000,000.

The KeyBank Line of Credit bears interest at per annum rates equal to, at CVOP’s option, either: (a) the London Interbank Offered Rate (“LIBOR”), plus an applicable margin ranging from 2.50% to 3.50%, which is determined based on the overall leverage of CVOP; or (b) a base rate which means, for any day, a fluctuating rate per annum equal to the prime rate for such day, plus an applicable margin ranging from 1.25% to 2.25%, which is determined based on the overall leverage of CVOP. Coincident with the amendment to the KeyBank Line of Credit, CVOP entered into an interest rate swap agreement with KeyBank National Association to effectively fix LIBOR on the term loan at 0.86%, resulting in an interest rate under the term loan of the KeyBank Line of Credit facility ranging from 3.36% to 4.36% per annum. The term of the swap agreement is five years. The amendment to the KeyBank Line of Credit provides that the revolving line of credit and the term loan can be prepaid prior to maturity without penalty; provided, however, that any portion of the term loan that is prepaid may not be reborrowed, and CVOP may be subject to a breakage fee under the swap agreement, if applicable.

In addition to interest, CVOP is required to pay a fee on the unused portion of the lenders’ commitments under the KeyBank Loan Agreement at a per annum rate equal to 0.50% if the average daily amount outstanding balance under the KeyBank Loan Agreement is less than 50% of the lenders’ commitments or 0.35% if the average daily amount outstanding under the KeyBank Loan Agreement is greater than 50% of the lenders’ commitments, and the unused fee is payable quarterly in arrears. In the event of a default, CVOP shall be required to pay a default interest rate equal to the interest rate calculated in accordance with the KeyBank Loan Agreement plus 5.00% per annum. Additionally, in the event of default the lender has the right to terminate its obligations under the KeyBank Loan Agreement, including the funding of future loans, to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon and may seek foreclosure on the properties that are added to the collateral pool, as further described below.

The KeyBank Loan Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries that own properties that serve as collateral for the KeyBank Line of Credit, limitations on the nature of CVOP’s business, and limitations on distributions by us, CVOP and its subsidiaries. The KeyBank Loan Agreement also imposes the following financial covenants, which are specifically defined in the KeyBank Loan Agreement, on us, CVOP and subsidiaries that are added to the collateral pool: (a) minimum liquidity thresholds; (b) a minimum ratio of operating cash flow to fixed charges; (c) a maximum ratio of liabilities to asset value; (d) a maximum daily distribution covenant; (e) a minimum quarterly equity raise; (f) a minimum number of properties in the collateral pool; (g) a minimum debt yield; and (h) a minimum tangible net worth. In addition, the KeyBank Loan Agreement includes events of default that are customary for credit facilities and transactions of this type. The obligations with respect to the KeyBank Loan Agreement are guaranteed by us, including but not limited to, the payment of any outstanding indebtedness under the KeyBank Loan Agreement and all terms, conditions and covenants of the KeyBank Loan Agreement.

The actual amount of credit available under the KeyBank Line of Credit is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Loan Agreement. The credit available for CVOP to borrow under the KeyBank Loan Agreement will be a maximum principal amount of the value of the assets that are included in the collateral pool. The following table reflects the collateral pool under the KeyBank Loan Agreement, which may be updated from time to time. Each subsidiary of CVOP in the collateral pool is a party to, and guarantor of, the KeyBank Loan Agreement and has secured the KeyBank Line of Credit by executing a Mortgage or a Deed of Trust and an Assignment of Leases and Rents for the benefit of the lender. The following table presents information on the properties in which CVOP has pledged a security interest that serves as collateral for the KeyBank Line of Credit as of January 29, 2013:

Entity(1)	Property(2)	Date Added	Borrowing Base Availability
HC-2501 W William Cannon Dr, LLC	Stonegate Medical Center	March 30, 2012	$4,835,000
DC-19675 W. Ten Mile, LLC	Southfield Data Center	May 25, 2012	5,375,000
DC-5000 Bowen Road, LLC	Texas Data Center Portfolio	August 16, 2012	13,660,000
DC-1221 Coit Road, LLC	Texas Data Center Portfolio	August 16, 2012	9,805,000
HC-Pearl Street	Vibra Denver Hospital	September 28, 2012	11,055,000
HC-17322 Red Oak Drive, LLC	Houston Surgery Center	November 28, 2012	2,505,000
HC-1940 Town Park Boulevard, LLC	Akron General Medical Center	December 28, 2012	19,675,000

Total			$66,910,000

(1)	CVOP has assigned its rights under respective property management agreements of the entities as additional collateral to secure the KeyBank Line of Credit.
(2)	CVOP has pledged a security interest in the properties that serve as collateral for the KeyBank Line of Credit pursuant to the terms of the KeyBank Loan Agreement and through the KeyBank Mortgage or Deed of Trust.

As of January 29, 2013, we had drawn down $41,500,000 under the KeyBank Line of Credit and we had approximately $25,410,000 remaining available under the KeyBank Line of Credit.

Real Property Loans and Investments

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary—Description of Real Estate Investments” section beginning on page 9 of the prospectus and the “Investment Objectives, Strategy and Policies — Investment Strategy — Investing in and Originating Loans” section beginning on page 101 of the prospectus:

Walnut Hill Investment

On August 21, 2012, we, through CVOP, entered into a preferred equity loan agreement with WH Hospital Property Company, LLC (“Walnut Hill Property Company”), an unaffiliated Texas limited partnership. Pursuant to the agreement, CVOP agreed to provide funds to Walnut Hill Property Company in an aggregate principal amount of $15,000,000 (the “WH Investment”), which will be used by Walnut Hill Property Company for the construction of the Walnut Hill Physicians Hospital, a 100-bed acute care hospital, located in Dallas, Texas. The Walnut Hill Physicians Hospital is expected to be completed in the next twelve to eighteen months.

The WH Investment is collateralized by an assignment made by the two sole members of the parent company of Walnut Hill Property Company (the “Holding Company”) to CVOP of 100% of the membership interest in the Holding Company, and is guaranteed by the Holding Company and the two sole members of the Holding Company (each a “Guarantor”) under continuing, absolute and unconditional limited guaranty agreements, such that each Guarantor is jointly and severally liable for payment of the obligations under the WH Investment (including, but not limited to the Equity Participation (as defined below)) as a primary obligor.

The WH Investment is evidenced by a promissory note, a loan agreement and other related documents and agreements. The interest rate under the WH Investment is 10% per annum. The WH Investment can be prepaid in accordance with the terms of the preferred equity loan agreement and matures in February, 2018 (which is co-terminus with the maturity date of the Senior Loan (as defined below)), or earlier upon the occurrence of certain events.

Walnut Hill Property Company has also borrowed a construction loan (the “Senior Loan”) in the principal amount of $34,000,000 from a senior, unaffiliated to us, lender (the “Senior Lender”) to finance the construction of the Walnut Hill Physicians Hospital. The Senior Loan is secured by a first mortgage on the property and by the Holding Company’s membership interest in Walnut Hill Property Company, and the rights of CVOP under the WH Investment are subordinated to the rights of the Senior Lender under the Senior Loan.

As required by the loan agreement, and as a condition precedent to the initial funding under the WH Investment, Walnut Hill Property Company was capitalized in an amount equal to $21,000,000. The initial funding by CVOP under the WH Investment was in the aggregate amount of $4,150,000. Subsequent funding under the WH Investment will be in the maximum principal amount of $1,000,000 per month. As of January 29, 2013, CVOP had funded $9,150,000 in the aggregate under the WH Investment.

As additional consideration for making the WH Investment, Walnut Hill Property Company has agreed to pay CVOP an amount of up to $4,000,000 (the “Equity Participation”) derived from a sale of the Walnut Hill Hospital. This payment will be calculated and paid in accordance with the terms of the promissory note evidencing the WH Investment.

In conjunction with making the WH Investment, an affiliate of our advisor entered into a Purchase Agreement, dated August 21, 2012 (the “Purchase Agreement”) with WH Hospital Property Company for the purchase of the Walnut Hill Physicians Hospital upon its completion. The Purchase Agreement and the rights and obligations thereunder can be assigned to CVOP. The purchase of the property is subject to certain conditions as set forth in the Purchase Agreement, including the maintenance by WH Hospital Property Company of certain financial benchmarks on the property, and the affiliate of our advisor has the right to terminate the Purchase Agreement for any or no reason within 30 days after the satisfaction of such conditions. The purchase price of the Walnut Hill Property is $90,000,000. Upon completion, the Walnut Hill Property will have in-place a 30 year non-cancellable lease with an initial annual lease rate of $9,000,000, which increases by 3% annually. In the event that certain principal closing conditions have not been satisfied by WH Hospital Property Company on or before December 31, 2016, the Purchase Agreement will automatically terminate and will be of no further force and effect.

Bay Area Investment

On September 26, 2012, we, through CVOP, entered into a preferred equity loan agreement with Bay Area Hospital Real Estate, LLC (“Bay Area Real Estate”), an unaffiliated Texas limited liability company. Pursuant to the agreement, CVOP agreed to provide funds to Bay Area Real Estate in an aggregate principal amount of $15,000,000 (the “Bay Area Investment”), which will be used by Bay Area Real Estate for the construction of the Bay Area Regional Medical Center, a 104-bed acute care hospital, located in Webster, Texas. The Bay Area Regional Medical Center is expected to be completed in June, 2014.

The obligations of Bay Area Real Estate under the Bay Area Investment are guaranteed by Manfred Co., L.C. under a continuing, unconditional and absolute guaranty. The guarantor also promises to pay all costs and expenses incurred in endeavoring to collect the guaranteed payments.

The Bay Area Investment is evidenced by a promissory note, a loan agreement and other related documents and agreements. The interest rate under the Bay Area Investment is 9% per annum. The Bay Area Investment matures on March 25, 2013, or earlier upon the occurrence of certain events. In addition, CVOP earned a commitment fee of $375,000 from Bay Area Real Estate for the Bay Area Investment.

As required by the loan agreement, and as condition precedent to the initial funding under the Bay Area Investment, Bay Area Real Estate was capitalized in an amount equal to $45,000,000. As of December 31, 2012, the aggregate amount funded by CVOP under the Bay Area Investment was $15,000,000.

As consideration for making the Bay Area Investment, an affiliate of our advisor entered into a purchase agreement, dated September 26, 2012, with Medistar Victory SA Hospital, L.P., an unaffiliated Texas limited partnership, and Victory Landmark Real Estate, LLC, an unaffiliated Texas limited liability company, for the purchase of an 83,000 square foot acute care hospital located in San Antonio, Texas. The purchase agreement and the rights and obligations thereunder can be assigned by the affiliate of our advisor to CVOP. The purchase of the hospital is subject to certain conditions as set forth in the purchase agreement and the affiliate of our advisor has the right to terminate the purchase agreement for any or no reason at the conclusion of the review period. The purchase price of the hospital is $31,650,000 and closing is expected to occur upon completion of the construction of the hospital, on or about June, 2013. The hospital will be net leased for 20 years with an annual lease rate of $2,611,000, which increases by 2.5% annually.

Compensation, Fees and Reimbursements Payable to our Advisor and its Affiliates

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Management Compensation” beginning on page 84 of the prospectus.

The following table summarizes the compensation, fees and expenses accrued by us, our advisor and its affiliates related to the offering stage during the respective periods (amounts are rounded):

	For the Nine Months Ended September 30, 2012	For the Twelve Months Ended December 31, 2011
Offering Stage:
Selling commissions	$6,880,000	$1,973,000
Selling commissions reallowed by our dealer manager	$6,880,000	$1,969,000
Dealer manager fee	$2,937,000	$843,000
Dealer manager fee reallowed by our dealer manager	$863,000	$237,000
Other organization and offering expenses	$7,953,000	$4,250,000

The following table summarizes any compensation, fees and expenses accrued by us, our advisor and its affiliates related to the acquisitions, operations and liquidation/listing stages during the respective periods (amounts are rounded):

	For the Nine Months Ended September 30, 2012	For the Twelve Months Ended December 31, 2011
Acquisitions and Operations Stage:
Acquisition fees and expenses	$6,255,000	$1,084,000
Asset management fees (1)	$—	$146,000
Property management and leasing fees and expenses	$324,000	$34,000
Operating expenses (2)	$—	$—

(1)	On July 29, 2012, our advisor agreed to irrevocably waive, without recourse, all deferred asset management fees earned during the period beginning January 2012 and ending on the first day on which our distribution payout ratio is less than 100% and shall have no recourse against us for the payment of such fees.
(2)	Our advisor waived, without recourse, 100% of the indirect administrative services expenses during the nine months ended September 30, 2012 and during the year ended December 31, 2011.

During the nine months ended September 30, 2012 and year ended December 31, 2011, no commissions or fees were incurred for services provided by our advisor and its affiliates related to the liquidation/listing stage.

Our advisor, or its affiliates, incurred other organization and offering expenses on our behalf of approximately $7,296,000 and $4,250,000 as of September 30, 2012 and December 31, 2011, respectively. As of September 30, 2012, we paid SC Distributors approximately $12,633,000 in selling commissions and broker dealer fees, reimbursed our advisor approximately $1,403,000 in offering costs, reimbursed SC Distributors approximately $629,000 in offering expenses and accrued approximately $7,244,000 of other offering expenses, the total of which represents our maximum liability for organization and offering costs in connection with the initial public offering as of September 30, 2012. As of September 30, 2012, we reimbursed our advisor, or its affiliates, approximately $2,032,000 in other organization and offering costs.

As of September 30, 2012, cumulative since inception, we reimbursed our advisor $432,000 in direct general administrative expenses, including legal accounting and board of directors’ compensation, paid by the advisor on behalf of our company. Our advisor waived, without recourse, approximately 100%, or $548,000, in indirect administrative services expenses, including overhead and payroll-related expenses incurred by the advisor in performance of the services provided to us as of September 30, 2012, cumulative since inception. Our advisor has not agreed to waive any future costs.

As of September 30, 2012, we had an amount payable of $6,070,000 to our advisor or its affiliates which included asset management fees incurred in 2011, property management fees, general and administrative costs, and offering costs, which will be paid from cash flows from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.

Risk Factors

The following disclosure replaces in its entirety the risk factor which begins with the sentence “We have paid and may continue to pay distributions from any source, including from sources other than cash flow from operations.” on page 9 of the prospectus:

We have paid and may continue to pay distributions from any source, including from sources other than cash flow from operations. For the year ended December 31, 2011, our cash flow used in operations of $0.1 million was a shortfall of $0.5 million, or 100%, of our distributions paid (total distributions were $0.5 million, of which $0.2 million were paid in cash and $0.3 million in shares of our common stock pursuant to our distribution reinvestment plan) during such period and such shortfall was paid from proceeds from the offering and common stock issued pursuant to the distribution reinvestment plan. For the nine months ended September 30, 2012, our cash flow provided by operations of approximately $1.0 million was a shortfall of $2.4 million, or 70.6%, of our distributions paid (total distributions were approximately $3.4 million, of which, $1.8 million was paid in cash and $1.6 million were reinvested in shares of our common stock pursuant to our distribution reinvestment plan) during such period, and such shortfall was paid from proceeds from the offering and common stock issued pursuant to the distribution reinvestment plan. We may use, and have no limits on the amounts we may use, proceeds from this offering, the sale of assets, advances and financings to fund distributions. Any distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate and negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations.

The following disclosure replaces in its entirety the risk factor “Distributions paid from sources other than our cash flow from operations will result in us having fewer funds available for the acquisition of properties and other real-estate related investments, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return.” appearing on page 25 of the prospectus.

Distributions paid from sources other than our cash flow from operations will result in us having fewer funds available for the acquisition of properties and other real estate-related investments, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return.

We have paid, and may continue to pay distributions from sources other than from our cash flow from operations. For the year ended December 31, 2011, our cash flow used in operations of $0.1 million was a shortfall of $0.5 million, or 100%, of our distributions paid (total distributions were $0.5 million, of which $0.2 million were paid in cash and $0.3 million in shares of our common stock pursuant to our distribution reinvestment plan) during such period and such shortfall was paid from proceeds from the offering and common stock issued pursuant to the distribution reinvestment plan. For the nine months ended September 30, 2012, our cash flow provided by operations of approximately $1.0 million was a shortfall of $2.4 million, or 70.6%, of our distributions paid (total distributions were approximately $3.4 million, of which, $1.8 million was paid in cash and $1.6 million were reinvested in shares of our common stock pursuant to our distribution reinvestment plan) during such period, and such shortfall was paid from proceeds from the offering and common stock issued pursuant to the distribution reinvestment plan. Additionally, we may in the future pay distributions from sources other than from our cash flow from operations. Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flow from operations to pay distributions. Our inability to acquire additional properties or other real estate-related investments may result in a lower return on your investment than you expect.

We do not have any limits on the sources of funding distribution payments to our stockholders. We may pay, and have no limits on the amounts we may pay, distributions from any source, such as from borrowings, the sale of assets, the sale of additional securities, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements and offering proceeds. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock to third party investors. If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties or real estate-related investments. Our inability to acquire additional properties or real estate-related investments may have a negative effect on our ability to generate sufficient cash flow from operations to pay distributions. As a result, the return you realize on your investment may be reduced and investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. Payment of distributions from any of the mentioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable to you upon a Liquidity Event, any or all of which may have an adverse effect on your investment.

The following information should be read in conjunction with the discussion contained in the “Risk Factors” section beginning on page 22 of our prospectus:

We have experienced losses in the past, and we may experience additional losses in the future.

Historically, we have experienced net losses and we may not be profitable or realize growth in the value of our investments. Many of our losses can be attributed to start-up costs and operating costs incurred prior to purchasing properties or making other investments that generate revenue and acquisition related expenses. Please see the “Selected Financial Data” section of the prospectus, as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our consolidated financial statements and the notes thereto in our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that are incorporated by reference into the prospectus, for a discussion of our operational history and the factors for our losses.

Distribution Policy and Distributions

The following data supplements, and should be read in conjunction with, the discussion contained in the “Prospectus Summary — Distribution Policy” section on page 10 of the prospectus and the section of our prospectus captioned “Description of Securities — Distribution Policy and Distributions” beginning on page 152 of the prospectus.

On November 2, 2012, our board of directors approved and declared a distribution to our stockholders of record as of the close of business on each day of the period commencing on December 1, 2012 and ending on February 28, 2013. The distributions for December 2012 were calculated based on 366 days in the calendar year and were equal to $0.001912588 per share of common stock, which is equal to an annualized distribution rate of 7.0%, assuming a purchase price of $10.00 per share. The distributions for January 2013 and February 2013 will be calculated based on 365 days in the calendar year and will be equal to $0.001917808 per share of common stock, which will be equal to an annualized distribution rate of 7.0%, assuming a purchase price of $10.00 per share. The distributions declared for each record date in the January 2013 and February 2013 periods will be paid in February 2013 and March 2013, respectively. The distributions will be payable to stockholders from legally available funds therefor.

We have made the following distributions to our stockholders:

Period Ended	Date Paid	Distribution
July 31, 2011	August 1, 2011	$34,000
August 31, 2011	September 1, 2011	$76,000
September 30, 2011	October 1, 2011	$97,000
October 31, 2011	November 1, 2011	$123,000
November 30, 2011	December 1, 2011	$142,000
December 31, 2011	January 3, 2012	$173,000
January 31, 2012	February 1, 2012	$200,000
February 29, 2012	March 1, 2012	$220,000
March 31, 2012	April 2, 2012	$287,000
April 30, 2012	May 1, 2012	$340,000
May 31, 2012	June 1, 2012	$425,000
June 30, 2012	July 2, 2012	$487,000
July 31, 2012	August 1, 2012	$575,000
August 31, 2012	September 1, 2012	$666,000
September 30, 2012	October 1, 2012	$746,000
October 31, 2012	November 1, 2012	$886,000
November 30, 2012	December 1, 2012	$966,000
December 31, 2012	January 2, 2013	$1,124,000

For the year ended, December 31, 2011, we paid distributions of $0.5 million of which $0.2 million was paid in cash and $0.3 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan, none which were paid from cash flows used in operations of $0.09 million. Net loss and funds from operations, or FFO, were $(1.1) million and $(0.8) million, respectively, for the year ended December 31, 2011. For the nine months ended September 30, 2012, we paid distributions of $3.4 million, of which $1.8 million were paid in cash and $1.6 million were reinvested in shares of our common stock pursuant to the distribution reinvestment plan, and of which $1.0 million were paid from cash flows provided by operations of $1.0 million. Net loss and FFO were $(4.0) million and $(1.7) million, respectively, for the nine months ended September 30, 2012. As of September 30, 2012, cumulative since inception, we paid distributions of $3.8 million, of which $1.9 million were paid in cash and $1.9 million were reinvested in shares of our common stock pursuant to the distribution reinvestment plan, and of which $0.8 million were paid from cash flows provided by operations of $0.8 million. Net loss and FFO were $(5.1) million and $(2.5) million, respectively, as of September 30, 2012, cumulative since inception. We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation or amortization, and after adjustments for unconsolidated partnerships and joint ventures. Agreements for unconsolidated partnerships and joint ventures are calculated to reflect FFO. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations” in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, and incorporated by reference in this prospectus supplement, for information regarding why we present funds from operations and for reconciliations of this non-GAAP financial measure to net less.

The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations, may cause us to incur additional interest expense as a result of borrowed funds and may cause subsequent investors to experience dilution.

For further information regarding FFO, which includes a reconciliation of our GAAP net income (loss) to FFO, refer to the “Our Performance — Funds from Operations and Modified Funds from Operations” section of this supplement.

The following table presents distributions and source of distributions for the periods indicated below (in thousands):

	Nine Months Ended September 30, 2012		Year Ended December 31, 2011
	Amount	Percent	Amount	Percent
Distributions paid in cash	$1,764,000	52%	$222,000	47%
Distributions reinvested	1,609,000	48%	250,000	53%

Total distributions	$3,373,000	100%	$472,000	100%

Source of distributions:
Cash flows provided by operations	$914,000	10%	$—	—%
Proceeds from issuance of common stock pursuant to the DRIP	1,609,000	48%	250,000	53%
Proceeds from offering	690,000	42%	222,000	47%

Total sources	$3,373,000	100%	$472,000	100%

Amounts listed above include distributions paid on nonvested shares of our restricted common stock.

The following data is added to and supplements, and should be read in conjunction with, the section captioned “Share Repurchase Program” beginning on page 163 of our prospectus.

Share Repurchases

During the nine months ended September 30, 2012, we received valid repurchase requests relating to approximately 18,000 shares, which we repurchased in full for approximately $171,000 (an average of $9.50 per share). As of December 31, 2011, we had not received any repurchase requests relating to shares of our common stock. A valid repurchase request is one that complies with the applicable requirements and guidelines of our share repurchase program set forth in our prospectus. We have funded and intend to continue funding share repurchases with proceeds from our distribution reinvestment plan.

Plan of Distribution

The following information should be read in conjunction with the discussion contained in the “Plan of Distribution — Other Discounts” section on page 176 of the prospectus.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with the dealer manager) to reduce or eliminate the sales commission and the dealer manager fee. The amount of net proceeds to us will not be affected by reducing or eliminating sales commissions and the dealer manager fee payable in connection with sales to such institutional investors and affiliates. Because all investors will be paid the same distributions per share, an institutional investor will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Waiver of Certain Fees

The following information supplements, and should be read in conjunction with, the discussion contained in the “Prospectus Summary — Compensation to Our Advisor and its Affiliates — Asset Management Fee” section appearing on page 15 of the prospectus, the “Management — The Advisory Agreement” section beginning on page 77 of the prospectus, the “Management Compensation — Asset Management Fee” section beginning on page 85 of the prospectus, and the “Description of Securities — Distribution Policy and Distributions” section beginning on page 152 of the prospectus.

On June 29, 2012, our advisor agreed to irrevocably waive, without recourse, all deferred asset management fees earned during the period beginning January 1, 2012 and ending on the first date on which our distribution payout ratio is less than 100%, and shall have no recourse against us for the payment of such fees.

Selected Financial Data

The following information supplements, and should be read in conjunction with, the discussion contained in the “Selected Financial Data” section appearing on page 118 of the prospectus.

The following selected financial data as of December 31, 2011, 2010 and 2009, for the years ended December 31, 2011 and 2010 and for the period from December 16, 2009 (Date of Inception) through December 31, 2009 is derived from our audited consolidated financial statements. The selected financial data as of September 30, 2012 and for the nine months ended September 30, 2012 is derived from our unaudited consolidated financial statements.

The following selected financial data should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, incorporated by reference into this prospectus. Our historical results are not necessarily indicative of results for any future period. We had limited results of operations for the period from December 16, 2009 (Date of Inception) through December 31, 2009 and for the year ended December 31, 2010, and therefore, our results of operations for the years ended December 31, 2011 and 2010 and for the period from December 16, 2009 (Date of Inception) through December 31, 2009 are not comparable.

The following tables present summarized consolidated financial information, including balance sheet data, statement of operations data, and statement of cash flows data, derived from our consolidated financial statements (amounts are rounded):

	September 30,	December 31,
Selected Financial Data	2012	2011	2010	2010

BALANCE SHEET DATA:
Total assets	$331,628,000	$85,351,000	$202,000	$200,000
Note payable, net	$85,644,000	$15,850,000	$—	$—
Line of credit	$48,000,000	$—	$—	$—
Total equity	$140,624,000	$64,806,000	$136,000	$200,000

	Nine Months Ended September 30, 2012	Year Ended December 31,		For the Period From December 16, 2009 (Date of Inception) Through December 31, 2009
		2011	2010
STATEMENT OF OPERATIONS DATA:
Total revenues	$17,395,000	$1,345,000	$—	$—
Loss from continuing	$(2,745,000)	$(1,440,000)	$(66,000)	$—
Net loss attributable to the Company	$(4,046,000)	$(1,061,000)	$(65,000)	$—
Net loss per common stock—basic and diluted
Consolidated net loss	$(0.36)	$(1.40)	$(3.30)	$—
Net loss attributable to the Company	$(0.53)	$(1.03)	$(3.27)	$—
STATEMENT OF CASH FLOWS DATA:
Net cash flows provided by (used in) operating activities	$914,000	$(90,000)	$—	$—
Net cash flows used in investing activities	$(202,763,000)	$(74,321,000)	$—	$—
Net cash flows provided by financing activities	$197,950,000	$83,178,000	$2,000	$200,000
OTHER DATA:
Distributions declared	$3,946,000	$644,000	$—	$—
Distributions declared per share	$0.52	$0.63	$—	$—
Funds from operations (FFO)	$(1,734,000)	$(773,000)	$(66,000)	$—
Modified funds from operations (MFFO)	$(2,372,000)	$(223,000)	$(66,000)	$—

Elimination of Sourcing Fee

On October 4, 2012, we entered into a second amendment to the amended and restated advisory agreement with our advisor. The principal purpose of the second amendment is to eliminate the requirement that a sourcing fee be paid to our advisor. All references to the advisory agreement in the prospectus are supplemented to refer to the advisory agreement, as amended. In addition, the prospectus is supplemented as follows:

The compensation table of the “Prospectus Summary—Compensation to Our Advisor and its Affiliates” section beginning on page 14 of the prospectus is hereby superseded in its entirety as follows:

Type of Compensation/ Affiliate	Determination of Amount	Estimated Amount for Maximum Offering
	Offering Stage
Selling Commission – SC Distributors, LLC	We pay to SC Distributors, LLC 7% of gross proceeds of our primary offering; we will not pay any selling commissions on sales of shares under our distribution reinvestment plan; SC Distributors, LLC may reallow all or a portion of its selling commissions to participating broker-dealers.	$105,000,000
Dealer Manager Fee – SC Distributors, LLC	We pay to SC Distributors, LLC 2.75% of gross proceeds of our primary offering; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan; SC	$41,250,000

Type of Compensation/ Affiliate	Determination of Amount	Estimated Amount for Maximum Offering
Distributors, LLC may reallow all or a portion of its dealer manager fees to participating broker-dealers.
Organization and Offering Expenses – Carter/Validus Advisors, LLC	We reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of the gross offering proceeds of this offering. We expect that organization and offering expenses (other than selling commissions and dealer manager fees) will be approximately 1.25% of the gross offering proceeds.	$21,718,750
Operational Stage
Acquisition Fees – Carter/ Validus Advisors, LLC	We pay to our advisor 2.0% of the contract purchase price of each property or asset acquired and 2.0% of the amount advanced with respect to a mortgage loan. For purposes of this prospectus, “contract purchase price” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a mortgage loan, exclusive of acquisition fees and acquisition expenses.	$30,595,151 (or $61,190,302, assuming that we incur our expected leverage set forth in our investment guidelines, or $91,785,453, assuming the maximum leverage permitted by our charter).
Acquisition Expenses – Carter/Validus Advisors, LLC	We reimburse our advisor for acquisition expenses incurred in connection with the selection and acquisition of properties or other real estate-related investments (including expenses relating to potential investments that we do not close), such as legal fees and expenses, costs of real estate due diligence, appraisals, non-refundable option payments on property not acquired, travel and communications expenses, accounting fees and expenses and title insurance premiums, whether or not the property was acquired. We expect these expenses will be approximately 0.5% of the purchase price of each property or real estate-related investment.	$7,648,788 (or $15,297,576, assuming that we incur our expected leverage set forth in our investment guidelines, or $22,946,364, assuming the maximum leverage set forth in our charter).
Asset Management Fee –Carter/Validus Advisors, LLC	In connection with the management of our assets, we will pay our advisor a fee equal to one-twelfth of 1.0% of the cost of our assets, which includes the purchase price, acquisition expenses, and other customarily capitalized costs, but excludes acquisition fees. This fee will be payable monthly in arrears, based on assets held by us on the last day of such prior month. Our advisor has agreed to defer some or all of the asset management fees when our distribution payout ratio, which is our distribution rate per share divided by our modified funds from operations, or MFFO, per share, is 100% or greater. The amount of the asset management fees deferred	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.

Type of Compensation/ Affiliate	Determination of Amount	Estimated Amount for Maximum Offering

in a particular period will be equal to the amount by which distributions exceeds MFFO. If our distribution payout ratio is less than 100%, the excess MFFO will be used to repay any previously deferred asset management fees.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Practice Guideline. However, if a trade or industry group promulgates a different definition of MFFO applicable to listed or non-listed REITs that we adopt in our periodic reports filed with the SEC, MFFO may have the meaning of such different definition.

Property Management and Leasing Fees – Carter Validus Real Estate Management Services, LLC	In connection with the rental, leasing, operation and management of our properties, we pay our advisor and its affiliates aggregate fees equal to: (a) with respect to single tenant properties, 3.0% of gross revenues from the properties managed; and (b) with respect to multi-tenant properties, 4.0% of gross revenues from the properties managed. We also will reimburse the property manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers. Our property manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If we contract directly with third parties for such services, we will pay them customary market fees and will pay Carter Validus Real Estate Management Services, LLC an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event will we pay our property manager, our advisor or any affiliate both a property management fee and an oversight fee with respect to any particular property. We also may pay Carter Validus Real Estate Management Services, LLC a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.

Type of Compensation/ Affiliate	Determination of Amount	Estimated Amount for Maximum Offering
Construction Management Fee – Carter Validus Real Estate Management Services, LLC	For acting as general contractor and/or construction manager to supervise or coordinate projects or to provide major repairs or rehabilitation on our properties, we may pay Carter Validus Real Estate Management Services, LLC up to 5.0% of the cost of the projects, repairs and/or rehabilitation, as applicable.	Not determinable at this time. Because the fee is based on a fixed percentage of certain costs, there is no maximum dollar amount of this fee.
Operating Expenses – Carter/Validus Advisors, LLC	We reimburse Carter/Validus Advisors, LLC at the end of each fiscal quarter for operating expenses incurred on our behalf, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) in the four immediately preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets or (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, unless our independent directors have determined that such excess expenses are justified, based on unusual and non-recurring factors that they deem sufficient. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate assets before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which our advisor receives acquisition fees or disposition fees.	Not determinable at this time
Liquidation/Listing Stage
Disposition Fees – Carter/Validus Advisors, LLC	If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, we will pay Carter/Validus Advisors, LLC a disposition fee, up to the lesser of 2.0% of the contract sales price and one-half of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.

Type of Compensation/ Affiliate	Determination of Amount	Estimated Amount for Maximum Offering
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange) – Carter/ Validus Advisors, LLC	Our advisor will receive 15% of the remaining net sale proceeds after return of capital contributions plus payment to investors of an 8% annual cumulative, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ performance compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intention to do at this time) – Carter/Validus Advisors, LLC	Our advisor will receive 15% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an 8% annual cumulative, non-compounded return to investors. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ performance compensation.	Not determinable at this time. There is no maximum amount of this fee.
Subordinated Termination Fee – Carter/Validus Advisors, LLC	Upon termination of the advisory agreement, as amended, referred to herein as the “advisory agreement,” our advisor shall be entitled to a subordinated termination fee. In addition, our advisor may elect to defer its right to receive a subordinated termination fee until either shares of our common stock are listed and traded on a national securities exchange or another Liquidity Event occurs.	Not determinable at this time. There is no maximum amount of this fee.

The seventh paragraph appearing on page 79 under the “Management—The Advisory Agreement” section of the prospectus and dealing with the sourcing fee is hereby deleted in its entirety.

The compensation table beginning on page 84 of the “Management Compensation” section of the prospectus is hereby superseded and replaced in its entirety as follows:

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering(1)
	Offering Stage
Selling Commission – SC Distributors, LLC	We pay to SC Distributors, LLC 7% of gross proceeds of our primary offering; we will not pay any selling commissions on sales of shares under our distribution reinvestment plan; SC Distributors, LLC may reallow all or a portion of its selling commissions to participating broker-dealers.	$105,000,000
Dealer Manager Fee – SC Distributors, LLC	We pay to SC Distributors, LLC 2.75% of gross proceeds of our primary offering; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan; SC Distributors, LLC may reallow all or a portion of its dealer manager fee to participating broker-dealers.	$41,250,000

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering(1)
Organization and Offering Expenses – Carter /Validus Advisors, LLC	We reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of the gross offering proceeds of this offering. We expect that organization and offering expenses (other than selling commissions and dealer manager fees) will be approximately 1.25% of the gross offering proceeds.(2)	$21,718,750
Operational Stage
Acquisition Fees –Carter/Validus Advisors, LLC	We pay to our advisor 2.0% of the contract purchase price of each property or asset acquired and 2.0% of the amount advanced with respect to a mortgage loan. For purposes of this prospectus, “contract purchase price” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a mortgage loan, exclusive of acquisition fees and acquisition expenses.(3)(4)	$30,595,151 (or $61,190,302, assuming that we incur our expected leverage set forth in our investment guidelines; or $91,785,453 assuming the maximum leverage set forth in our charter).
Acquisition Expenses – Carter/Validus Advisors, LLC	We reimburse our advisor for acquisition expenses incurred in connection with the selection and acquisition of properties or other real estate-related investments (including expenses relating to potential investments that we do not close), such as legal fees and expenses, costs of real estate due diligence, appraisals, non-refundable option payments in property not acquired, travel and communications expenses, accounting fees and expenses and title insurance premiums, whether or not the property was acquired. We expect these expenses will be approximately 0.5% of the purchase price of each property or real estate-related investment.(5)	$7,648,788 (or $15,297,576, assuming that we incur our expected leverage set forth in our investment guidelines or, $22,946,364, assuming the maximum leverage set forth in our charter).
Asset Management Fee – Carter/Validus Advisors, LLC	In connection with the management of our assets, we will pay our advisor a fee equal to one-twelfth of 1.0% of the cost of our assets, which includes the purchase price, acquisition expenses, and other customarily capitalized costs, but exclude acquisition fees. This fee will be payable monthly in arrears, based on assets held by us on the last day of such prior month. Our advisor has agreed to defer some or all of the asset management fees when our distribution payout ratio, which is our distribution rate per share divided by our MFFO per share, is 100% or greater. The amount of the asset management fees deferred in a particular period will be equal to the amount by which distributions	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering(1)

exceeds MFFO. If our distribution payout ratio is less than 100%, the excess MFFO will be used to repay any previously deferred asset management fees.(6)

We define MFFO, a non-GAAP measure, consistent with the IPA’s Practice Guideline. However, if a trade or industry group promulgates a different definition of MFFO applicable to listed or non-listed REITs that we adopt in our periodic reports filed with the SEC, MFFO may have the meaning of such different definition.

Property Management and Leasing Fees – Carter Validus Real Estate Management Services, LLC	In connection with the rental, leasing, operation and management of our properties, we pay our advisor and its affiliates aggregate fees equal to: (a) with respect to single tenant properties, 3.0% of gross revenues from the properties managed; and (b) with respect to multi-tenant properties, 4.0% of gross revenues from the properties managed. We also will reimburse the property manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers. Our property manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If we contract directly with third parties for such services, we will pay them customary market fees and will pay Carter Validus Real Estate Management Services, LLC an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event will we pay our property manager, our advisor or any affiliate both a property management fee and an oversight fee with respect to any particular property.(7) We may also pay Carter Validus Real Estate Management Services, LLC a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.
Construction Management Fee – Carter Validus Real Estate Management Services, LLC	For acting as general contractor and/or construction manager to supervise or coordinate projects or to provide major repairs or rehabilitation on our properties, we may pay Carter Validus Real Estate Management Services, LLC up to 5.0% of the cost of the projects, repairs and/or rehabilitation, as applicable.	Not determinable at this time. Because the fee is based on a fixed percentage of certain costs, there is no maximum dollar amount of this fee.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering(1)
Operating Expenses – Carter/Validus Advisors, LLC	We reimburse our advisor at the end of each fiscal quarter for operating expenses incurred on our behalf, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) in the four immediately preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets or (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, unless our independent directors have determined that such excess expenses are justified based on unusual and non-recurring factors that they deem sufficient. For these purposes: “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate assets before deducting reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period; and “net income” means total revenues less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves, and excluding excludes any gain from the sale of assets for that period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which our advisor receives acquisition fees or a disposition fee.	Not determinable at this time.
Liquidation/Listing Stage
Disposition Fees – Carter/Validus Advisors, LLC	If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, we will pay our advisor a disposition fee, up to the lesser of 2.0% of the contract sales price and one-half of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.(8)	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)(9)(10) – Carter/Validus Advisors, LLC	Our advisor will receive 15% of the remaining net sale proceeds after return of capital contributions plus payment to investors of an 8% annual cumulative, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ performance compensation.	Not determinable at this time. There is no maximum amount of these payments.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering(1)
Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intention to do at this time)(9)(10) – Carter/Validus Advisors, LLC	Our advisor will receive 15% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an 8% annual cumulative, non-compounded return to investors. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ performance compensation.	Not determinable at this time. There is no maximum amount of this fee.
Subordinated Termination Fee – Carter/Validus Advisors, LLC	Upon termination of the advisory agreement, our advisor shall be entitled to a subordinated termination fee. In addition, our advisor may elect to defer its right to receive a subordinated termination fee until either shares of our common stock are listed and traded on a national securities exchange or another Liquidity Event occurs.(11)	Not determinable at this time. There is no maximum amount of this fee.

Footnote (5) beginning on page 88 of the prospectus is hereby superseded and replaced in its entirety as follows:

(5)	Our board of directors’ investment policies limit our ability to purchase a property if the total of all acquisition fees and expenses relating to the purchase, including fees and expenses paid to third parties, exceeds 6% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us. Included in the computation of such fees will be any acquisition expenses, acquisition fees, or construction management fees or any fees of a similar nature.

The first paragraph of the section “Conflicts of Interest—Receipt of Fees and Other Compensation by our Advisor and its Affiliates” on page 94 of the prospectus is hereby superseded and replaced in its entirety as follows:

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, disposition fees, brokerage commissions and participation in net sale proceeds. Subject to oversight by our board of directors, our advisor will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees generally will be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. See the section entitled “Management Compensation” in this prospectus.

Waiver of Internalization Fee Upon Listing

In an effort to continue to align its incentive payments with the value created to our stockholders, our advisor has waived receipt of any internalization fee upon listing.

Incorporation of Certain Information by Reference

The section titled “Incorporation of Certain Information by Reference” appearing on page 185 of the prospectus is hereby superseded in its entirety by the following:

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.cvmissioncriticalreit.com. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 29, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 15, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the SEC on August 10, 2012;

•	Amendment to Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2012, filed with the SEC on October 2, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 14, 2012;

•	Proxy Statement on Schedule 14-A for the May 31, 2012 annual meeting of stockholders, filed with the SEC on April 26, 2012; and

•

Current Reports on Form 8-K and 8-K/A filed with the SEC on January 6, 2012, January 17, 2012, February 9, 2012, March 1, 2012, March 15, 2012, March 20, 2012, April 4, 2012, May 30, 2012, June 1, 2012, June 29, 2012, July 6, 2012, July 24, 2012, August 20, 2012, August 22, 2012, August 31, 2012, October 4, 2012, October 9, 2012, October 15, 2012, October 19, 2012, October 26, 2012, November 9, 2012, November 19, 2012, November 26, 2012, January 3, 2013 and January 4, 2013.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 4211 West Boy Scout Blvd., Suite 500, Tampa, Florida, 33607, (813) 287-0101, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 4211 West Boy Scout Blvd., Suite 500, Tampa, Florida, 33607, (813) 287-0101, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

IRA Custodians

The following information supersedes and replaces the discussion contained in the “Plan of Distribution — Investment through IRA Accounts” section on page 179 of the prospectus.

If you would like to purchase shares through an IRA account, First Trust Retirement and Community National Bank have each agreed to act as IRA custodians for purchasers of our common stock as described below; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with either First Trust Retirement or Community National Bank, we will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement or Community National Bank. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by either of the IRA custodians, charged at the beginning of each calendar year. Further information about custodial services is available through your broker or through our dealer manager at 1-888-292-3178.

Revised Subscription Agreements

Revised forms of our subscription agreements are attached as Appendix C, Appendix F, Appendix G and Appendix H to this prospectus supplement and supersede and replace all previous subscription agreements.

MISSION CRITICAL REIT

1. Investment

Amount of Subscription: State of Sale:

Minimum Initial Investment is $2,000 ($2,500—New York & Tennessee)

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: Enclosed Check Funds Wired Funds to Follow

2. Account Type—Check One Box Only

Individual (If TOD, attach application) UGMA: State of Traditional (Individual) IRA SEP IRA

Joint Tenant* (If TOD, attach application) UTMA: State of Simple IRA ROTH IRA

Tenants in Common* Corporation** Beneficial IRA

Community Property* as Beneficiary for:

Trust** Partnership** Profit Sharing Plan** Pension Plan**

Non-Profit Organization** Other (Specify) KEOGH Plan**

Non-Qualified Registration Types Qualified Registration Types

S-Corp C-Corp

(Will default to S-Corp if nothing is marked)

*All parties must sign. **Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information—SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB:

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional

Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail:

US Citizen US Citizen residing outside the US

Foreign citizen, country: Check here if you are subject to backup withholding

4. Investment Title—SSN or TIN Required

Title Line 1:

Title Line 2:

Primary SSN/TIN: Secondary SSN/TIN:

Over Please

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:

Trustee Address 1:

Trustee Address 2:

Trustee City: State: Zip Code:

Trustee Telephone Number: Trustee Tax Identification Number:

Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of Carter Validus Mission Critical REIT, Inc. that are beneficially owned by the investor as reflected on the records of Carter Validus Mission Critical REIT, Inc. as of the applicable record date at any meeting of the stockholders of Carter Validus Mission Critical REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee.

Carter Validus Mission Critical REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: Carter Validus Mission Critical REIT, Inc., c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.

Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)

Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:

Address:

City: State: Zip Code:

Account Number:

Direct Deposit (Attach Voided Check) I authorize Carter Validus Mission Critical REIT, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Carter Validus Mission Critical REIT, Inc. in writing to cancel it. In the event that Carter Validus Mission Critical REIT, Inc. deposits funds erroneously into my account, Carter Validus Mission Critical REIT, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Checking

Savings

Financial Institution Name: % of Distribution

ABA/ Routing Number: Account Number:

7. Broker—Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name: Rep Number:

Representative’s Firm Name: Branch ID:

Representative’s Address:

Representative’s City: State: Zip Code:

Representative’s Phone: Representative’s Fax Number:

Representative’s E-mail Address:

This Subscription was made as follows:

Through a participating Broker-Dealer

Through a participating RIA* unaffiliated with a participating Broker-Dealer

*A participating RIA is a RIA who has entered into a Placement Agreement

Shares are being purchased net of commissions

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Carter Validus Mission

Critical REIT, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: Date:

(If required by Broker-Dealer)

Branch Manager Signature: Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Carter Validus Mission Critical REIT, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Carter Validus Mission Critical REIT, Inc. send a paper copy of a particular stockholder communications to me. Carter Validus Mission Critical REIT, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Signature of Investor: Date:

Signature of Joint Investor: Date:

E-mail: (If blank—email from Section 3 will be used)

Electronic Delivery

Acknowledgement

Only

Acknowledgement Only

9. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I have received the final Prospectus of Carter Validus Mission Critical REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles)

of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner 4. I am purchasing the shares for the account referenced above.

Owner Co-Owner 5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription

Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner 6. For residents of Alabama and New Jersey only: My (our) liquid worth is at least 10 times my

(our) investment in this or similar programs.

Owner Co-Owner 7. For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that

I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my

(our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

Owner Co-Owner 8. If I am a Kansas or Massachusetts Investor I acknowledge that the Office of the Kansas

Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of Carter Validus Mission Critical REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Over Please

9. Subscriber Signatures, continued

Owner Co-Owner 9. For residents of Kentucky, Michigan, Pennsylvania and Tennessee only : My (our) liquid net worth is at least 10 times my (our) maximum investment in Carter Validus Mission Critical REIT, Inc.

Owner Co-Owner 10. For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in

Carter Validus Mission Critical REIT, Inc. and all affiliates of Carter Validus Mission Critical REIT, Inc.

does not exceed 10% of my (our) liquid net worth.

Owner Co-Owner 11. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home,

home furnishings and automobiles) of at least $100,000 and an annual income of $70,000,

or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our)

net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CARTER VALIDUS MISSION CRITICAL REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or

for Qualified Plans, of Trustee/Custodian: Date:

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Investment Processing Department

c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 877.907.1148

Overnight Mail

Investment Processing Department

c/o DST Systems, Inc.

430 W. 7th Street

Kansas City, MO 64105

Toll Free: 877.907.1148

Payment may be wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

6/12 CV0009-C

MISSION CRITICAL REIT

Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $2,000 is required, except in New York and Tennessee, where the minimum investment is $2,500. In no event shall any investment be less than $100.

If you would like to purchase shares in this offering at regular intervals you may be able to do so by electing to participate in the Automatic Purchase Program by completing an enrollment form that we will provide upon request. Alabama, Arizona, Nebraska, Ohio, and Tennessee investors are not eligible to participate in the Automatic Purchase Program. Custodial accounts are also not eligible to participate in the Automatic Purchase Program.

2. Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information—SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

4. Investment Title—SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter

Validus Mission Critical REIT will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Over Please

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus of the Subscription Agreement relating to such investment, you must promptly notify Carter Validus Mission Critical REIT, Inc. in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3.

IRA accounts may not direct distributions without the custodian’s approval.)

7. Broker—Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement.

All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

• has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

• has discussed the investor’s prospective purchase of shares with such investor;

• has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

• has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

• has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

• has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in

Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9. Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). If an Alabama or New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan, Pennsylvania or Tennessee resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity,

we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Investment Processing Department

c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 877.907.1148

Overnight Mail

Investment Processing Department

c/o DST Systems, Inc.

430 W. 7th Street

Kansas City, MO 64105

Toll Free: 877.907.1148

Payment may be wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

6/12 CV0010-C

CARTER VALIDUS MISSION CRITICAL REIT

O'DONNELL STRATEGIC INDUSTRIAL REIT

Subscription Agreement

This subscription agreement is not valid for use in AL, AR or TN.

1. Investment

Amount of Subscription: State of Sale:

Minimum Initial Investment is $2,000 ($2,500 - New York)
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Investment Amount

Payment will be made with:
- ☐ Enclosed Checks
- ☐ Funds Wired
- ☐ Funds to Follow

Carter Validus Mission Critical REIT, Inc. (CVMC REIT, Inc.) .... ________

O'Donnell Strategic Industrial REIT, Inc. (ODSI REIT, Inc.) .... ________

2. Account Type - Check One Box Only

Non-Qualified Registration Types

- ☐ Individual (If TOD, attach application)
- ☐ Joint Tenant* (If TOD, attach application)
- ☐ Tenants in Common*
- ☐ Community Property*
- ☐ Trust**
- ☐ Non-Profit Organization**
- ☐ UGMA: State of ________
- ☐ UTMA: State of ________
- ☐ Corporation**
  - ☐ S-Corp ☐ C-Corp (Will default to S-Corp if nothing is marked)
- ☐ Partnership**
- ☐ Other (Specify) ________

Qualified Registration Types

- ☐ Traditional (Individual) IRA
- ☐ Simple IRA
- ☐ Beneficial IRA as Beneficiary for: ________
- ☐ Profit Sharing Plan**
- ☐ KEOGH Plan**
- ☐ SEP IRA
- ☐ ROTH IRA
- ☐ Pension Plan**

*All parties must sign.

**Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information - SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB:

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional
Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail:

- ☐ US Citizen
- ☐ US Citizen residing outside the US
- ☐ Foreign citizen, country: ________
- ☐ Check here if you are subject to backup withholding

4. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write "Same."

Title Line 1:

Title Line 2:

Primary SSN/TIN: Secondary SSN/TIN:

Over Please

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:

Trustee Address 1:

Trustee Address 2:

Trustee City: State: Zip Code:

Trustee Telephone Number: Trustee Tax Identification Number:

Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee REIT, Inc. and/or ODSI REIT, Inc. that are beneficially owned by the investor as date at any meeting of the stockholders of CVMC REIT and/or ODSI REIT, Inc. This REIT, Inc. and/or ODSI REIT, Inc. is hereby authorized to notify the investor of

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc., as applicable, you

(as applicable) , c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc.

Send distributions via check to investor’s home address (or for Qualified Plans to the address listed

Send distributions via check to the alternate payee listed here (not available for Qualified Plans without

Name:

Address:

City: State: Zip Code:

Account Number:

Direct Deposit (Attach Voided Check) I authorize CVMC REIT, Inc. and/or ODSI REIT, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I

REIT, Inc. and/or ODSI REIT, Inc. deposits funds erroneously into my account, CVMC REIT, Inc. and/or ODSI REIT, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name:% of Distribution Checking

ABA/ Routing Number: Account Number: Savings

7. Broker—Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name: Rep Number:

Representative’s Firm Name: Branch ID:

Representative’s Address:

Representative’s City: State: Zip Code:

Representative’s Phone: Representative’s Fax Number:

Representative’s E-mail Address:

This Subscription was made as follows:

Through a participating Broker-Dealer

Shares are being purchased net of commissions

Through a participating RIA* unaffiliated with a participating

*A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the

ODSI REIT, Inc. that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: Date:

(If required by Broker-Dealer)

Branch Manager Signature: Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc., and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT, Inc. and/or ODSI REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT, Inc. and/or

ODSI REIT, Inc. that I am revoking this election with respect to all

Inc. send a paper copy of a particular stockholder communications to me. CVMC REIT, Inc. and/or ODSI REIT, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Signature of Investor: Date:

Electronic Delivery

Acknowledgement Signature of Joint Investor: Date:

Only

E-mail: (If blank—email from Section 3 will be used)

9. Subscriber Signatures for CVMC REIT, Inc.

Please separately initial each of the representations below. Except representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I (we) have received the final Prospectus of

Subscription Agreement.

Owner Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles)

of at least $250,000 or (ii) a minimum net

and a minimum annual gross income of at least

net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we)

meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owaaner Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner 4. I (we) am/are purchasing the shares for the account referenced above.

OwnerCo-Owner 5. I (we) acknowledge that I (we) will not be

accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA

Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner 6. For residents of New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

OwnerCo-Owner 7. For residentsCalifornia only: I (we)ofeither: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that

I (we) will have in the current year thgross

of at least $250,000. In addition, my (our)

(our) net worth; provided, however, that such

an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued

preceding the proposed sale.

Owner Co-Owner 8. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge

Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of CVMC REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For

net finedworthasisthatde portion of net worth that is

marketable securities.

9. Subscriber Signatures for CVMC REIT, Inc., continued

____ Owner ____ Co-Owner

9. For residents of **Kentucky, Michigan and Pennsylvania** only: My (our) liquid net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

____ Owner ____ Co-Owner

10. For residents of **Iowa, Maine, North Dakota, Ohio and Oregon** only: My (our) investment in CVMC REIT, Inc. and all affiliates of CVMC REIT, Inc. does not exceed 10% of my (our) liquid net worth.

____ Owner ____ Co-Owner

11. For residents of **Nebraska** only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, CVMC REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: ____________________ Date: ____________

Signature of Joint Investor or
for Qualified Plans, of Trustee/Custodian: ____________________ Date: ____________

10. Subscriber Signatures for ODSI REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____ Owner ____ Co-Owner

1. I (we) have received the final Prospectus of ODSI REIT, Inc. at least five business days before signing the Subscription Agreement.

____ Owner ____ Co-Owner

2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____ Owner ____ Co-Owner

3. I (we) acknowledge that there is no public market for the shares and, thus, my (our) investment in shares is not liquid.

____ Owner ____ Co-Owner

4. I (we) am purchasing the shares for the account referenced above.

____ Owner ____ Co-Owner

5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____ Owner ____ Co-Owner

6. If I (we) am/are a **Kansas or Massachusetts** Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of ODSI REIT, Inc. and other similar direct participation investments with limited liquidity to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas and Massachusetts investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

7. For residents of **Maine** only: I (we) acknowledge that the Maine Office of Securities recommends that my (our) aggregate investment in this offering and similar direct participation investments not exceed 10% of my (our) liquid net worth. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

10.	Subscriber Signatures for ODSI REIT, Inc., continued

Owner Co-Owner 8. For residents of Iowa, Kentucky and Oregon only: My (our) investment in ODSI REIT, Inc. and all affiliates of ODSI REIT, Inc. may not exceed

Owner Co-Owner 9. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home,

home furnishings and automobiles) of at least

or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our)

net worth (excluding home, home furnishings and automobiles).

Owner Co-Owner 10. For residents of North Dakota only: In addition to meeting the suitability standards established by

ODSI REIT, Inc. as set forth above, I (we) have a net worth of at least 10 times my (our) investment in

ODSI REIT, Inc. and its affiliates. Net worth,

net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 11. For residents of Pennsylvania only: My (our) maximum investment in this offering may not exceed 10%

of my (our) net worth (excluding the value of home, home furnishing and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, RNET, ON WHETHER A CD-ROM, OVER ATHE PAPER INTE OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer (ii) that I am not subject to backup fied withholding that I am either subjectbecause to backup I have report all interest or distributions, fied me or that the I Internal am no longer Revenue subject Service to

Signature of Investor: Date:

Signature of Joint Investor or

for Qualified Plans, of Trustee/Custodian: Date:

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Overnight Mail

Investment Processing Department Investment Processing Department

c/o DST Systems, Inc. c/o DST Systems, Inc.

P.O. Box 219731 430 W. 7th Street

Kansas City, MO 64121-9731 Kansas City, MO 64105

Toll Free: 888.292.3178 Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to “Carter Validus Mission Critical REIT, Inc.” or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: The Subscription Agreement, together with a check made payable to “O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106 ABA #: 101000695 Account #: 9871917029

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania and Tennessee*: Until we have raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc. 1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106 ABA #: 101000695 Account #: 9871917029

FAO: (Include Account Title)

* Pennsylvania and Tennessee Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

8/12 SC0039-D

Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

This subscription agreement is not valid for use in AL, AR or TN.

1. Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted.

A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500. In no event shall any investment be less than $100.

Note to Pennsylvania and Tennessee Investors in O’Donnell Strategic Industrial REIT, Inc.: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the amount of your investment in O’Donnell Strategic Industrial REIT, Inc., should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

2. Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information—SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided .for By taxpayer signing in identification Section 9 that this number is correct.

4. Investment Title—SSN or TIN Required

All investors must complete the space provided .for By taxpayer signing in identification Section 9 that this number is correct.

Please print the exact name(s) in which shares are to be registered. and taxpayer identification numbers of the investor and the custodian or

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter

Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial

Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Over Please

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O'Donnell Strategic Industrial REIT, Inc., you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for Carter Validus Mission Critical REIT, Inc. and/or O'Donnell Strategic Industrial REIT, Inc. in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O'Donnell Strategic Industrial REIT, Inc., to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian's approval.)

7. Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

- has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;
- has discussed the investor's prospective purchase of shares with such investor;
- has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;
- has delivered to the investor the Prospectus required to be delivered in connection with this subscription;
- has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and
- has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor's legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. and/or O'Donnell Strategic Industrial REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in Section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. and/or O'Donnell Strategic Industrial REIT, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. and/or O'Donnell Strategic Industrial REIT, Inc. send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. and/or O'Donnell Strategic Industrial REIT, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9. Subscriber Signatures for Carter Validus Mission Critical REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan or Pennsylvania resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Carter Validus Mission Critical REIT, Inc. Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

10. Subscriber Signatures for O'Donnell Strategic Industrial REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a Kansas or Massachusetts resident you must also initial paragraph (6), if a Maine resident you must also initial paragraph (7), if an Iowa, Kentucky, or Oregon resident you must also initial paragraph (8), if an Nebraska resident you must also initial paragraph (9), if a North Dakota resident you must also initial paragraph (10), and if a Pennsylvania resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the O'Donnell Strategic Industrial REIT, Inc. Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to "Carter Validus Mission Critical REIT, Inc." or wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

O'Donnell Strategic Industrial REIT, Inc. Investors: The Subscription Agreement, together with a check made payable to "O'Donnell Strategic Industrial REIT, Inc." for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871917029
FAO: (Include Account Title)

O'Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania and Tennessee*: Until we have raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for O'Donnell Strategic Industrial REIT, Inc." for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Plan of Distribution-Special Notice to Pennsylvania Investors" and "Plan of Distribution-Special Notice to Tennessee Investors" sections of the Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

UMB Bank, N.A., as Escrow Agent for
O'Donnell Strategic Industrial REIT, Inc.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871917029
FAO: (Include Account Title)

* Pennsylvania and Tennessee Investors please refer to the "Plan of Distribution-Special Notice to Pennsylvania Investors" and "Plan of Distribution-Special Notice to Tennessee Investors" sections of the O'Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

8/12 SC0040-D

Subscription Agreement

This subscription agreement is not valid for use in AL, AR or TN.

1. Investment

Amount of Subscription: State of Sale:

Minimum Initial Investment is $2,000 ($2,500-New York) Investment Amount Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted. Carter Validus Mission Critical REIT, Inc. .

Payment will be made with: (CVMC REIT, Inc.)

Enclosed Checks O’Donnell Strategic Industrial REIT, Inc. .

Funds Wired (ODSI REIT, Inc.) Funds to Follow

Sierra Income Corporation . (SIC)

2. Account Type—Check One Box Only

Non-Qualified Registration Types Qualified Registration Types

Individual (If TOD, attach application) UGMA: State of Traditional (Individual) IRA SEP IRA Joint Tenant* (If TOD, attach application) UTMA: State of Simple IRA ROTH IRA

Tenants in Common* Corporation** Beneficial IRA Community Property* S-Corp C-Corp as Beneficiary for:

(Will default to S-Corp if nothing is marked)

Trust** Partnership** Profit Sharing Plan** Pension Plan** Non-Profit Organization** Other (Specify) KEOGH Plan**

*All parties must sign. **Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date.

The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information—SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB: Investor #2 Name: SSN/Tax ID: DOB: Street Address:

City: State: Zip Code: Optional Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail:

US Citizen US Citizen residing outside the US

Foreign citizen, country: Check here if you are subject to backup withholding

Over Please

4. Investment Title—SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.” Investor Information—SSN or TIN Required Title Line 1: Title Line 2: Primary SSN/TIN: Secondary SSN/TIN:

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name: Trustee Address 1: Trustee Address 2:

Trustee City: State: Zip Code:

Trustee Telephone Number: Trustee Tax Identification Number:

Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC that are beneficially owned by the investor as reflected on the records of CVM CREIT, Inc. and/or ODSI REIT, Inc. and/or SIC as of the applicable record date at any meeting of the stockholders of CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC. This authorization shall remain in place until revoked in writing by Custodian/Trustee. CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC, as applicable, you will promptly provide written notification to: CVMC REIT, Inc. and/or ODSI

REIT, Inc. and/or SIC (as applicable) , c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for CVMC REIT, Inc. and/or % of Distribution ODSI REIT, Inc. and/or SIC

Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)

Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval) Name: Address: City: State: Zip Code: Account Number:

Direct Deposit (Attach Voided Check) I authorize CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC in writing to cancel it. In the event that CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC deposits funds erroneously into my account, CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name: % of Distribution Checking ABA/ Routing Number: Account Number: Savings

7. Broker—Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name: Rep Number: Representative’s Firm Name: Branch ID: Representative’s Address: Representative’s City: State: Zip Code: Representative’s Phone: Representative’s Fax Number: Representative’s E-mail Address:

This Subscription was made as follows:

Through a participating Broker-Dealer

Shares are being purchased net of commissions

Through a participating RIA* unaffiliated with a participating Broker-Dealer

*A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to CVMC REIT, Inc. and/ or ODSI REIT, Inc. and/or SIC that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: Date:

(If required by Broker-Dealer)

Branch Manager Signature: Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC, and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT, Inc. and/or

ODSI REIT, Inc. and/or SIC that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CVMC REIT, Inc. and/ or ODSI REIT, Inc. and/or SIC send a paper copy of a particular stockholder communications to me. CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Signature of Investor: Date:

Electronic Delivery

Acknowledgement Signature of Joint Investor: Date:

Only

E-mail: (If blank—email from Section 3 will be used)

9. Subscriber Signatures for CVMC REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I (we) have received the final Prospectus of CVMC REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner 4. I (we) am/are purchasing the shares for the account referenced above.

Owner Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner 6. For residents of New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

Owner Co-Owner 7. For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that

I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

9. Subscriber Signatures for CVMC REIT, Inc., continued

Owner Co-Owner 8. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas

Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of CVMC REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 9. For residents of Kentucky, Michigan and Pennsylvania only: My (our) liquid net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

Owner Co-Owner 10. For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in CVMC REIT, Inc. and all affiliates of CVMC REIT, Inc. does not exceed 10% of my (our) liquid net worth.

Owner Co-Owner 11. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CVMC REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date: Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:

10. Subscriber Signatures for ODSI REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I (we) have received the final Prospectus of ODSI REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my (our) investment in shares is not liquid.

Owner Co-Owner 4. I (we) am purchasing the shares for the account referenced in Section 4.

Owner Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

10. Subscriber Signatures for ODSI REIT, Inc., continued

Owner Co-Owner 6. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas

Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of ODSI REIT, Inc. and other similar direct participation investments with limited liquidity to not more than 10% of their liquid net worth. For purposes of this recommendation for

Kansas and Massachusetts investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 7. For residents of Maine only: I (we) acknowledge that the Maine Office of Securities recommends that my (our) aggregate investment in this offering and similar direct participation investments not exceed 10% of my (our) liquid net worth. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 8. For residents of Iowa, Kentucky and Oregon only: My (our) investment in ODSI REIT, Inc. and all affiliates of ODSI REIT, Inc. may not exceed 10% of my (our) liquid net worth.

Owner Co-Owner 9. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

Owner Co-Owner 10. For residents of North Dakota only: In addition to meeting the suitability standards established by ODSI REIT, Inc. as set forth above, I (we) have a net worth of at least 10 times my (our) investment in ODSI REIT, Inc. and its affiliates. Net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 11. For residents of Pennsylvania only: My (our) maximum investment in this offering may not exceed 10% of my (our) net worth (excluding the value of home, home furnishing and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, ODSI REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date: Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:

11. Subscriber Signatures for SIC

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I have received the final Prospectus of Sierra Income Corporation at least five business days before signing the Subscription Agreement.

Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner 4. I am purchasing the shares for the account referenced in Section 4.

11. Subscriber Signatures for SIC, continued

Owner Co-Owner 5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner 6. Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 7. Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than

10% of their liquid net worth in this and other non-traded business development companies.

Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 8. Kentucky: In addition to the suitability standards noted above, a Kentucky investor must have (i) either gross annual income of at least $85,000 and a minimum net worth of $85,000 (as defined in the NASAA Omnibus Guidelines), or (ii) a minimum net worth alone of $300,000. Moreover, no Kentucky resident shall invest more than 10% of his or her liquid net worth in these securities.

Owner Co-Owner 9. Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose,

“liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner 10. Massachusetts: In addition to the suitability standards noted above, the Massachusetts

Securities Division recommends that an investor’s aggregate investment in this offering and similar offerings, including direct participation investments, not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner 11. Nebraska: In addition to the suitability standards noted above, a Nebraska investor must have either (a) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor may not invest more than 10% of his or her net worth in this offering.

Owner Co-Owner 12. New Jersey: In addition to the suitability standards noted above, the New Jersey Bureau of Securities recommends than an investor’s aggregate investment in this offering and similar direct participation program investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.”

Owner Co-Owner 13. New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 14. North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

Owner Co-Owner 15. Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in the Company to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

11. Subscriber Signatures for SIC, continued

Owner Co-Owner 16. Ohio: In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner 17. Oregon: In addition to the suitability standards noted above, an Oregon investor must limit is or her investment in the Company to 10% of his or her net worth (excluding home, furnishings, and automobiles).

Owner Co-Owner 18. Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, SIC WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date: Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Overnight Mail

Investment Processing Department Investment Processing Department c/o DST Systems, Inc. c/o DST Systems, Inc.

P.O. Box 219731 430 W. 7th Street Kansas City, MO 64121-9731 Kansas City, MO 64105 Toll Free: 888.292.3178 Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to Carter Validus Mission Critical REIT, Inc. or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: The Subscription Agreement, together with a check made payable to “O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.,

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106 ABA #: 101000695 Account #: 9871917029

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania*: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc. 1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106 ABA #: 101000695 Account #: 9871917029

FAO: (Include Account Title)

Sierra Income Corporation Investors: The Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Agent for Sierra Income Corporation” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A., as Agent for Sierra Income Corporation 1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106 ABA #: 101000695 Account #: 9871976289

FAO: (Include Account Title)

* Pennsylvania Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” section of the O’Donnell Strategic Industrial REIT, Inc.

Prospectus for additional information regarding the Pennsylvania escrow requirements.

9/12 SC0049-E

Investor Instructions

This subscription agreement is not valid for use in AL, AR or TN.

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted.

A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500. In no event shall any investment be less than $100.

Note to Pennsylvania Investors in O’Donnell Strategic Industrial REIT, Inc.: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the amount of your investment in O’Donnell Strategic Industrial REIT, Inc., should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” section of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania escrow requirements.

2. Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information—SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10 and/or 11, you are certifying that this number is correct.

4. Investment Title—SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10 and/or 11, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Over Please

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the

Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal

100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

7. Broker—Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she: • has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

• has discussed the investor’s prospective purchase of shares with such investor;

• has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

• has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

• has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

• has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in

Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9. Subscriber Signatures for Carter Validus Mission Critical REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan or Pennsylvania resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Carter Validus Mission Critical REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 and/or 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

10. Subscriber Signatures for O’Donnell Strategic Industrial REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a Kansas resident you must also initial paragraph (6), if a Maine resident you must also initial paragraph (7), if an Iowa, Kentucky, or Oregon resident you must also initial paragraph (8), if an Nebraska resident you must also initial paragraph (9), if a North Dakota resident you must also initial paragraph (10) and if a Pennsylvania resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the O’Donnell Strategic Industrial REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 and/or 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

11. Subscriber Signatures for Sierra Income Corporation

Please separately initial each of the representations in paragraph (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Kentucky resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a

Massachusetts resident you must also initial paragraph (10), if a Nebraska resident you must also initial paragraph (11), if a New Jersey resident you must also initial paragraph (12), if a New Mexico resident you must also initial paragraph (13), if a North Dakota resident you must also initial paragraph (14), if an Oklahoma resident you must also initial paragraph (15), If an Ohio resident you must also initial paragraph (16), if an Oregon resident you must also initial paragraph (17) and if a Texas resident you must also initial paragraph (18). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Overnight Mail

Investment Processing Department Investment Processing Department c/o DST Systems, Inc. c/o DST Systems, Inc. P.O. Box 219731 430 W. 7th Street Kansas City, MO 64121-9731 Kansas City, MO 64105 Toll Free: 888.292.3178 Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to Carter Validus Mission Critical REIT, Inc. or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: The Subscription Agreement, together with a check made payable to “O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.,

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871917029

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania*: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871917029

FAO: (Include Account Title)

Sierra Income Corporation Investors: The Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Agent for Sierra Income Corporation” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A., as Agent for

Sierra Income Corporation

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871976289

FAO: (Include Account Title)

* Pennsylvania Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” section of the O’Donnell Strategic Industrial REIT, Inc.

Prospectus for additional information regarding the Pennsylvania escrow requirements.

9/12 SC0050-E

Subscription Agreement

This subscription agreement is not valid for use in AL, AR or TN.

1. Investment

Amount of Subscription: State of Sale:

Minimum Initial Investment is $2,000 ($2,500-NewYork) Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Investment Amount

Payment will be made with: Enclosed Checks Funds Wired Funds to Follow

Carter Validus Mission Critical REIT, Inc. (CVMC REIT, Inc.)

Sierra Income Corporation (SIC)

2. Account Type—Check One Box Only

Non-Qualified Registration Types

Individual (If TOD, attach application) Joint Tenant* (If TOD, attach application)

Tenants in Common* Community Property* Trust** Non-Profit Organization**

UGMA: State of UTMA: State of

Corporation**

S-Corp C-Corp

(Will default to S-Corp if nothing is marked)

Partnership**

Other (Specify)

Qualified Registration Types

Traditional (Individual) IRA Simple IRA

Beneficial IRA as Beneficiary for: Profit Sharing Plan** KEOGH Plan**

SEP IRA ROTH IRA

Pension Plan**

*All parties must sign.

**Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date.

The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information—SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB: Investor #2 Name: SSN/Tax ID: DOB: Street Address:

City: State: Zip Code: Optional Mailing Address:

City: State: Zip Code: Phone (day): Phone (evening): E-mail:

US Citizen US Citizen residing outside the US

Foreign citizen, country: Check here if you are subject to backup withholding

4. Investment Title—SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.” Investor Information—SSN or TIN Req Title Line 1: Title Line 2: Primary SSN/TIN: Secondary SSN/TIN:

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name: Trustee Address 1: Trustee Address 2:

Trustee City: State: Zip Code:

Trustee Telephone Number: Trustee Tax Identification Number:

Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of CVMC REIT, Inc. and/or SIC that are beneficially owned by the investor as reflected on the records of CVMC REIT, Inc. and/or SIC as of the applicable record date at any meeting of the stockholders of CVMC REIT and/or SIC. This authorization shall remain in place until revoked in writing by Custodian/Trustee. CVMC REIT, Inc. and/or SIC is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for CVMC REIT, Inc. and/or SIC, as applicable, you will promptly provide written notification to: CVMC REIT, Inc. and/or SIC (as applicable) , c/o DST

Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for CVMC REIT, Inc. and/or SIC

Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)

Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name: Address:

City: State: Zip Code: Account Number:

Direct Deposit (Attach Voided Check) I authorize CVMC REIT, Inc. and/or SIC or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify CVMC REIT, Inc. and/or SIC in writing to cancel it. In the event that CVMC REIT, Inc. and/or SIC deposits funds erroneously into my account, CVMC REIT, Inc. and/or SIC is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name: % of Distribution Checking ABA/ Routing Number: Account Number: Savings

7. Broker—Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name: Rep Number: Representative’s Firm Name: Branch ID: Representative’s Address: Representative’s City: State: Zip Code: Representative’s Phone: Representative’s Fax Number: Representative’s E-mail Address:

This Subscription was made as follows:

Through a participating Broker-Dealer

Shares are being purchased net of commissions

Through a participating RIA* unaffiliated with a participating Broker-Dealer

*A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to CVMC REIT, Inc. and/or

SIC that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: Date:

(If required by Broker-Dealer)

Branch Manager Signature: Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for CVMC REIT, Inc. and/or SIC, and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT, Inc. and/or SIC. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT, Inc. and/or SIC that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CVMC REIT, Inc. and/or SIC send a paper copy of a particular stockholder communications to me. CVMC REIT, Inc. and/or SIC has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication. By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only

Signature of Investor: Date: Signature of Joint Investor: Date: E-mail: (If blank—email from Section 3 will be used)

9. Subscriber Signatures for CVMC REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I (we) have received the final Prospectus of CVMC REIT, Inc. at least five business days before signing the

Subscription Agreement.

Owner Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner 4. I (we) am/are purchasing the shares for the account referenced in Section 4.

Owner Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner 6. For residents of New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

Owner Co-Owner 7. For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that

I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

Owner Co-Owner 8. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas

Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of CVMC REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

9. Subscriber Signatures for CVMC REIT, Inc., continued

Owner Co-Owner 9. For residents of Kentucky, Michigan and Pennsylvania only: My (our) liquid net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

Owner Co-Owner 10. For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in

CVMC REIT, Inc. and all affiliates of CVMC REIT, Inc. does not exceed 10% of my (our) liquid net worth.

Owner Co-Owner 11. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CVMC REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date: Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:

10. Subscriber Signatures for Sierra Income Corporation

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I have received the final Prospectus of Sierra Income Corporation at least five business days before signing the Subscription Agreement.

Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner 4. I am purchasing the shares for the account referenced in Section 4.

Owner Co-Owner 5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner 6. Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 7. Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than

10% of their liquid net worth in this and other non-traded business development companies.

Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

10. Subscriber Signatures for Sierra Income Corporation, continued

Owner Co-Owner 8. Kentucky: In addition to the suitability standards noted above, a Kentucky investor must have (i) either gross annual income of at least $85,000 and a minimum net worth of $85,000 (as defined in the NASAA Omnibus Guidelines), or (ii) a minimum net worth alone of $300,000. Moreover, no Kentucky resident shall invest more than 10% of his or her liquid net worth in these securities.

Owner Co-Owner 9. Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose,

“liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner 10. Massachusetts: In addition to the suitability standards noted above, the Massachusetts

Securities Division recommends that an investor’s aggregate investment in this offering and similar offerings, including direct participation investments, not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner 11. Nebraska: In addition to the suitability standards noted above, a Nebraska investor must have either (a) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor may not invest more than 10% of his or her net worth in this offering.

Owner Co-Owner 12. New Jersey: In addition to the suitability standards noted above, the New Jersey Bureau of Securities recommends than an investor’s aggregate investment in this offering and similar direct participation program investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.”

Owner Co-Owner 13. New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 14. North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

Owner Co-Owner 15. Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in the Company to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

Owner Co-Owner 16. Ohio: In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner 17. Oregon: In addition to the suitability standards noted above, an Oregon investor must limit is or her investment in the Company to 10% of his or her net worth (excluding home, furnishings, and automobiles).

Owner Co-Owner 18. Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, SIERRA INCOME CORPORATION WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date: Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Overnight Mail

Investment Processing Department Investment Processing Department c/o DST Systems, Inc. c/o DST Systems, Inc.

P.O. Box 219731 430 W. 7th Street Kansas City, MO 64121-9731 Kansas City, MO 64105 Toll Free: 888.292.3178 Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

CVMC REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to “Carter Validus Mission Critical REIT, Inc.” or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944

FAO: (Include Account Title)

Sierra Income Corporation Investors: The Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Agent for Sierra Income Corporation” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A., as Agent for Sierra Income Corporation 1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106 ABA #: 101000695 Account #: 9871976289

FAO: (Include Account Title)

9/12 SC0044-D

Investor Instructions

This subscription agreement is not valid for use in AL, AR or TN.

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted.

A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500. In no event shall any investment be less than $100.

2. Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information—SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10, you are certifying that this number is correct.

4. Investment Title—SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter Validus Mission Critical REIT, Inc. and/or Sierra Income Corporation will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank.

Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or Sierra Income Corporation, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for Carter Validus Mission Critical REIT, Inc. and/or Sierra Income Corporation in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or Sierra Income Corporation, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

7. Broker—Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the

Broker-Dealer that he or she:

• has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

• has discussed the investor’s prospective purchase of shares with such investor;

• has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

• has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

• has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

• has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. and/or Sierra Income

Corporation. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. and/or Sierra Income Corporation that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. and/or Sierra Income Corporation send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. and/or Sierra Income Corporation has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9. Subscriber Signatures for Carter Validus Mission Critical REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan or Pennsylvania resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Carter Validus Mission Critical REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

10. Subscriber Signatures for Sierra Income Corporation

Please separately initial each of the representations in paragraph (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Kentucky resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a

Massachusetts resident you must also initial paragraph (10), if a Nebraska resident you must also initial paragraph (11), if a New Jersey resident you must also initial paragraph (12), if a New Mexico resident you must also initial paragraph (13), if a North Dakota resident you must also initial paragraph (14), if an Oklahoma resident you must also initial paragraph (15), If an Ohio resident you must also initial paragraph (16), if an Oregon resident you must also initial paragraph (17) and if a Texas resident you must also initial paragraph (18). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Overnight Mail

Investment Processing Department Investment Processing Department c/o DST Systems, Inc. c/o DST Systems, Inc. P.O. Box 219731 430 W. 7th Street Kansas City, MO 64121-9731 Kansas City, MO 64105 Toll Free: 888.292.3178 Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

CVMC REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to “Carter Validus Mission Critical REIT, Inc.” or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944

FAO: (Include Account Title)

Sierra Income Corporation Investors: The Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Agent for Sierra Income Corporation” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A., as Agent for Sierra Income Corporation

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871976289

FAO: (Include Account Title)

9/12 SC0045-D